                                 DEED OF LEASE



                                    BETWEEN

                         NORTHWEST FEDERAL CREDIT UNION



                                  AS LANDLORD,



                                      AND

                           PREDICTIVE SYSTEMS, INC.,



                                   AS TENANT



                                   Suite 400
                          in Enterprise Office Project
                      220 Spring Street, Herndon, Virginia

                              Dated: July __, 2000


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                               TABLE OF CONTENTS

                                                                            Page


                                       2
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                                 DEED OF TRUST

         THIS DEED OF LEASE, (this "Lease") is made of the __________ day of July, 2000 (the "Date of Lease"), by NORTHWEST FEDERAL CREDIT UNION, a Federally Chartered Credit Union ("Landlord"), and PREDICTIVE SYSTEMS, INC., a Delaware corporation ("Tenant").

         NOW, THEREFORE, WITNESSETH, that for and in consideration of the mutual covenants and promises contained herein and other good and valuable consideration,, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending legally to be bound, hereby covenant and agree as set forth below.

                                   ARTICLE I

                         FUNDAMENTAL LEASE DEFINITIONS

         The following terms, when used herein, shall have the meanings set forth below.

         1.1      Landlord:     NORTHWEST FEDERAL CREDIT UNION

         1.2      Landlord's Address: 200 Spring Street, Herndon, Virginia

         1.3 Landlord's Representative: Robert Leonard, Vice President of Administration

         1.4 Manager: Northwest Federal Credit Union, its successors or assigns

         1.5      Tenant: Predictive Systems, Inc.


         1.6      Tenant Address for All Payment Notices:       Predictive Systems, Inc.
                                                                417 Fifth Avenue
                                                                New York, NY  10016
                                                                ATTN: Office of the Chief
                                                                      Financial Officer

                  Tenant Address for Late Payment
                  and All Other Notices:                        Predictive Systems, Inc.
                                                                417 Fifth Avenue
                                                                New York, NY  10016
                                                                ATTN: Office of the General Counsel

                  With a Copy of Late Payment Notices and
                  All Other Notices to:                         Ingram Yuzek Gainen
                                                                  Carroll & Bertolotti, LLP
                                                                250 Park Avenue
                                                                New York, NY  10177
                                                                ATTN:  Shane O'Neill, Esq.

         1.7      Tenant's Representative:      Trammell Crow Company

         1.8      Guarantor: N/A

         1.9      Guarantor's Address: N/A

         1.10 Brokers: Advantis Real Estate Services Company represents Landlord, Trammell Crow Company represents Tenant, both shall be paid a commission by Landlord pursuant to separate written agreements as set forth in
Section 25.3 of this Lease.


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         1.11     Building: The building containing approximately One Hundred
Thirty Thousand One Hundred Seventy-Six (130,176) rentable square feet shown on Exhibit A-1 attached hereto and made a part hereof and all alterations, additions, improvements, restorations or replacements now or hereafter made thereto, located at 220 Spring Street, Herndon, Virginia, in the Enterprise Office Project.

         1.12 Project. The Project, known as Enterprise Office Project, and also as indicated on Exhibit A-3, which consists of all buildings (including buildings to be built), parking garages and surfaces on the site of the subject Building and Premises on which the Building and Premises arc located, but specifically excluding the Child Care Center Building and its accompanying Property.

         1.13 Premises: Approximately 28,169 rentable square feet located on the entire fourth floor, Suite 400, of the Building as outlined in Exhibit A-2 attached hereto and made a part hereof. The net usable square footage has been determined by The M Group, Landlord's interior architect. The M Group has measured the net usable area on the fourth floor (24,602 square feet), as per
Exhibit I, and multiplied it by a factor of 1.145% to determine the rentable area for the purposes of base rent and increases in operating expenses and real estate taxes. The product of this calculation is 28,169 square feet of rentable area and, for the purpose of this Lease, both Landlord and Tenant shall deem this the conclusive square footage leased by Tenant. These calculations of usable square footage of the Premises for purposes of this Lease were determined using the standard method for measuring floor area in office buildings ANSI/BOMA Z65.1-1996 ("BOMA"). Landlord represents and warrants that the core factor for all tenants in the Building shall be equal to or greater than 14.5% for purposes of determining Tenant's Building Share (as such term is hereinafter defined).

         1.14     Term: Ten (10) years.

         1.15 Commencement Date: October 1, 2000, subject to adjustment as set forth in Article III:

         1.16 Expiration Date: September 30, 2010, subject to adjustment as set forth in Article III.

         1.17 Lease Year: Each successive twelve (12) month period following the Commencement Date.

         1.18 Tenant's Base Year: The twelve (12) month period beginning October 1, 2000 and ending September 30, 2001 (10/1/00-9/30/01).

         1.19     Tenant's Base Rent:

                  LEASE YEAR          ANNUAL BASE RENT         MONTHLY BASE RENT
                  ----------          ----------------         -----------------

                    1                 $774,647.50              $64,553.96
                    2                 $797,886.93              $66,490.58
                    3                 $821,823.53              $68,485.29
                    4                 $846,478.24              $70,539.85
                    5                 $871,872.59              $72,656.05
                    6                 $898,028.76              $74,835.73
                    7                 $924,969.63              $77,080.80
                    8                 $952,718.72              $79,393.23
                    9                 $981,300.28              $81,775.02
                    10                $1,010,739.28            $84,228.27

         1.20 Tenant's Proportionate Share of Building ("Tenant's Building-Share"): Rentable floor area of the Premises (28,169 square feet) divided by rentable floor area of the Building (130,176 square feet), or twenty-one and 64/100 percent (21.64%).


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         1.21     Tenant's Proportionate Share of Common Areas of Project
("Tenant's Project Share"): Rentable floor area of the Premises (the "Numerator") divided by rentable floor area of all current office Buildings on the Project (the "Denominator") (current office Buildings in the Project are defined as 200 Spring Street, 86,713 rentable square feet, and 220 Spring Street, 130,176 rentable square feet), or 12.99%. The rentable square footage of any office buildings that are built in the Project in the future shall be determined using the then current realtors association method or a modified BOMA standard, whichever yields a higher rentable square footage for the Building, and shall be added to the Denominator at the time they are completed and ready for tenancy for the purposes of determining Project Share. The child care center shall not be included in the determination of Tenant's Building Share or Tenant's Project Share, and the expenses attributable to the child care center shall not be included in Operating Expenses and Real Estate Taxes to which Tenant pays such Proportionate Shares.

         1.22 Security Deposit: $645,539.58, due at Lease execution in the form of cash or a Letter of Credit issued by a federally charted bank on Landlord's approved form, or a form substantially in conformance with the attached Exhibit J, declining by one (1) month per lease year. Notwithstanding the foregoing, should Tenant fail to pay Base Rent on time ("Late Payment") two
(2) or more times in any one lease year, then the Security Deposit shall not decline at the end of that particular lease year.

         1.23     Landlord's Architect and Engineer: HBE.

         1.24     Tenant Finish Work Submission Date: That date which is five
(5) business days after submission to Tenant by Landlord of the final approved architectural, mechanical, electrical, plumbing, and structural (if any) Construction Documents which become the final bid package.

         1.25 Land: The land on which the Building is located as described in Exhibit A-1.

         1.26 Common Area: All areas, improvements, facilities and equipment from time to time reasonably designated by Landlord for the common use or benefit of Tenant, other tenants of the Building and their Agents, including, without limitation, roadways, entrances and exits, landscaped areas, open areas, park areas, exterior lighting, service drives, loading area, pedestrian walkways, sidewalks, atriums, courtyards, concourses, stairs, ramps, washrooms, maintenance and utility rooms and closets, exterior utility lines, hallways, lobbies, elevators and their housing and rooms, common window areas, common walls, common ceilings, commons trash areas and parking facilities (inclusive of the Parking Garage) but excluding the connector bridge and Child Care Center Building.

         1.27 Permitted Use: General office and uses ancillary thereto, including, without limitation, computer laboratories and employee and customer training, and for no other use or purpose.

         1.28 Agents: Officers, partners, directors, employees, agents, licensees, customers, invitees, and contractors.

         1.29     Substantial Completion: As defined in Exhibit B-1.

         1.30 Interest Rate: Per annum interest rate listed as the base rate on corporate loans at large U.S. money center commercial banks as published from time to time under "Money Rates" (prime rate) in the Wall Street Journal plus two percent (2%), but in any event not greater than the maximum rate permitted by law. In the event the Wall Street Journal ceases to publish such rates Landlord shall choose at Landlord's reasonable discretion a similar publication which publishes such rates.

         1.31 Mortgage: Any mortgage, deed of trust, security interest or title retention interest affecting the Building or the Land.

         1.32 Mortgagee: The holder of any note or obligation secured by a mortgage, deed of trust, security interest or title retention interest affecting the Building or the Land, including, without limitation, lessors under ground leases, sale-leasebacks and lease-leasebacks.


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         1.33     Tenant Allowance: The product of (i) $30.00 multiplied by (ii)
the number of rentable square feet comprising the Premises (28,169 square feet), or $845,070.00.

         1.34 Exhibits and Addenda: The Exhibits and Addenda listed below in this section are incorporated in this Lease by reference and are to be construed as part of this Lease;

                  Exhibit A- I - Plan Showing Land and Building and Parking
                                 Garage
                  Exhibit A-2 - Plan Showing the Premises
                  Exhibit A-3 - Plan Showing the Project, All Existing and
                                Future Buildings
                  Exhibit B-1 - Work Agreement
                  Exhibit B-2 - Building Shell Definition
                  Exhibit C - Rules and Regulations
                  Exhibit D - Holidays
                  Exhibit E - Cleaning Specifications
                  Exhibit F - SMART Arbitration Rules
                  Exhibit G - Estoppel Certificate
                  Exhibit H - Subordination, Non-Disturbance and Attornment
                              Agreement
                  Exhibit I - Net Usable Calculation for 220 Spring Street
                              Prepared by The M Group
                  Exhibit J - Landlord Letter of Credit
                  Exhibit K - Tenant's Competitors
                  Exhibit L - HBE Fec Letter

                                   ARTICLE II

                                  THE PREMISES

         2.1 Description of the Premises. Landlord hereby leases to Tenant the Premises and, subject to and with the benefit of the provisions of the Lease and subject to existing easements, agreements, rights and encumbrances of record, the right to use, subject to the rules and regulations of Landlord attached as Exhibit C the parking areas, Common Area, walkways, and driveways from time to time located on the Land.

         2.2 Landlord's Rights Reserved. Landlord reserves unto itself, and its Agents, the right to use, maintain, repair and replace the Common Area, including without limitation, the elevators, hallways, staircases, shaftways, and other common facilities in the Building, and the right to maintain, use, construct, repair, and replace pipes, ducts, wires, meters and any other equipment, machinery, apparatus and fixtures therein as well as within or leading through the Premises, where possible in such a manner as will not cause unreasonable interference with Tenant's quiet use and enjoyment of the Premises and subject to Tenant's security requirements and, to the extent practicable, such items shall be located above the ceilings, behind the walls, or within the columns of the Premises, provided, however, (a) no such installations shall result in a decrease in the usable area of the Premises, and (b) after Tenant's Commencement Date, Landlord shall not stage work to other parts of the Building from the Premises or otherwise store tools, materials, or equipment in the Premises unless in connection with work being performed on Tenant's behalf. Landlord expressly reserves the right to temporarily change, modify, or temporarily to close, any portion of the Common Area; provided, however, Landlord shall not unreasonably modify nor permanently eliminate any of the Common Areas and at all times Tenant shall have reasonable access to the Premises. In addition to the other rights of Landlord under this Lease, Landlord reserves the right (i) to change the street address and/or name of the Building,
(ii) to maintain exclusive control over the use of the roof and exterior walls of the Building; provided, however, that in the event of a change in the address and/or name of the Building caused or created by the Landlord, not as designated by the Town of Herndon or Fairfax County, in the street address, Landlord shall reimburse Tenant for its costs of replacing up to three (3) months of stationery, business cards and marketing material, not to exceed $10,000.00, bearing the street address and/or name of the Building. Except as otherwise set forth in this Lease, Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or an unreasonable disturbance or interruption of the business of Tenant or Tenant's use or occupancy of the Premises. Notwithstanding anything herein to the contrary, Landlord covenants and agrees that during the term of this Lease it shall not rename the Building after any of Tenant's Competitors as identified in Exhibit K.


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

                                  ARTICLE III

                                      TERM

         3.1 Commencement Date. The Term shall commence on the Commencement Date and expire at midnight on the Expiration Date. If Tenant's Work shall not be substantially complete, as defined in Exhibit B-1, has not occurred on or prior to the date set forth in Article I as the Commencement Date, then the Commencement Date shall be the date Tenant's Work is substantially complete. Base Rent shall be payable on the number of days between the Commencement Date set forth in Article I and the date Tenant's Work is substantially complete to the extent that the postponement of the Commencement Date has resulted from Tenant Delays as defined in Exhibit B-1. If substantial completion of Tenant's Work occurs prior to, or the Tenant uses or accepts any portion of the Premises for the purpose of conducting business prior to the date set forth in Article I as the Commencement Date), then the Commencement Date shall be such date upon which Tenant's Work is substantially complete or Tenant so uses the Premises. In all cases a new Expiration Date shall be calculated by adding the original duration of the Term to the revised Commencement Date plus, if the Commencement Date occurs on a date other than the first (1st) of the month, the remainder of the month in which the tenth (10th) anniversary of the Commencement Date occurs. The parties shall, within thirty (30) days of the Commencement Date, sign a declaration in recordable form acknowledging the Commencement Date and the Expiration Date.

         3.2 Delay in Delivering Possession. If Landlord fails to deliver the Premises by March 1, 2001, with Tenant's Work substantially complete, as such date shall be extended for any period of delay in the substantial completion of Tenant's Work resulting from a Tenant Delay, Base Rent shall abate at a rate of one (1) day's rent for every day of delay in delivering possession. Notwithstanding the foregoing, Landlord shall not be required to abate Tenant's Base Rent should there be a delay in delivering possession as a result of (a) a delay in obtaining building permits and/or governmental inspections, or (b) reasons of force majeure, or (c) any delay caused by Tenant. Additionally, in the event Landlord fails to deliver the Premises with Tenant's Work substantially complete by August 1, 2001, as such date shall be extended for any period of delay in the substantial completion of Tenant's Work resulting from a Tenant Delay, Tenant, at Tenant's option, may cancel this Lease without liability to Landlord and both parties shall be relieved from any performance of their respective obligations hereunder. Notwithstanding the foregoing, for each day that Tenant delays the Tenant Finish Work Submission Date as outlined in
Section 1.24 of this Lease, the dates stated in this Section 3.2 (i.e., March 1, 2001 and August 1, 2001) shall each be delayed on a day-for-day basis.

         3.3 Early Access. Subject to the provisions set forth in Exhibit B-1, during the thirty (30) days prior to the Commencement Date, Tenant shall be permitted non-exclusive, rent-free access to the Premises for cable, voice/data communication installation, and other work that does not unreasonably impair Landlord's ability to deliver the Premises, in the architect's sole opinion; provided, however, that in no event shall Tenant have less than fifteen
(15) days of rent-free access to the Premises prior to the Lease Commencement Date to install cable and voicedata communications and perform other work that does not unreasonably delay Landlord's substantial completion of the Tenant's Work.

                                   ARTICLE IV

                                      RENT

         4.1 Base Rent. Tenant shall pay to Landlord the Base Rent as annually increased and specified in Section 1.19. The first month's rent shall be due upon the Commencement Date.

         4.2 Payment of Base Rent. Base Rent for each Lease Year shall be payable in equal monthly installments, in advance, without demand, notice, deduction, offset or counterclaim, on or before the first day of each and every calendar month during the Term; provided, however, that if the Commencement Date occurs on a date other than on the first day of a calendar month, Base Rent for the first month in which the Commencement Date occurs shall be prorated to reflect the days Tenant has not occupied the Premises in the first month of the Lease Term. Tenant shall pay the Base Rent and all Additional Rent, by good check or in lawful currency of the United States of America, to Landlord at Landlord's Address, or to such other address or in such other manner as Landlord from time to time specifies by written notice to Tenant. Only after written notice to Tenant, any payment made by Tenant to Landlord on account of Base Rent may be credited by Landlord to the payment of any late charges then due and payable and to any Base Rent or Additional Rent then past due before being credited to Base Rent currently due.


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         4.3      Additional Rent. All sums payable by Tenant under this Lease, other than Base Rent, shall be deemed "Additional Rent," and, unless otherwise set forth herein, shall be payable in the same manner as set forth above for Base Rent and Landlord shall have the same rights and remedies in the collection of Additional Rent as Landlord has in the collection of Base Rent. Base Rent and Additional Rent are collectively referred to hereinafter as "Rent."

         4.4 Late Payment. If Tenant fails to pay any Rent within five (5) days after such Rent becomes due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such overdue Rent. In addition, any such late Rent payment shall bear interest from the date such Rent became due and payable to the date of payment thereof by Tenant at the Interest Rate. Such late charge and interest shall be due and payable within two (2) days after written demand from Landlord. Notwithstanding the foregoing, with respect to the first delinquency in each Lease year, such interest and penalty shall not be imposed unless and until such delinquency continues for a period of ten (10) days after written notice from the Landlord.

                                   ARTICLE V

                                SECURITY DEPOSIT

         Simultaneous with the execution of this Lease, Tenant shall deposit the Security Deposit with Landlord, which shall be held by Landlord (with interest at the Landlord's money market rate if made in cash or the money market rates of a national bank, at Landlord's option), as security for the performance of Tenant's obligations and covenants under this Lease. It is expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of an Event of Default. If an Event of Default shall occur or if Tenant fails to surrender the Premises in the condition required by this Lease, Landlord shall have the right (but not the obligation), and without prejudice to any other remedy which Landlord may have on account thereof, to apply all or any portion of the Security Deposit to cure such default or to remedy the condition of the Premises and, in the case of a Letter of Credit, draws may be made upon presentation of an affidavit that the Tenant is in default of the Lease passed applicable notice and grace periods. Such affidavit shall be conclusive evidence for the lender to release the amounts specified by the Landlord in the affidavit. If Landlord so applies the Security Deposit or any portion thereof before the Expiration Date or earlier termination of the Lease, Tenant shall deposit with Landlord, upon demand, the amount necessary to restore the Security Deposit to its original amount. If Landlord shall sell or transfer its interest in the Building, Landlord shall have the right to transfer the Security Deposit to such purchaser or transferee, in which event Tenant shall look solely to the new landlord for the return of the Security Deposit. Any remaining balance of the Security Deposit shall be returned to Tenant at such time after the Expiration Date or earlier termination of this Lease that all of Tenant's obligations (exclusive of any indemnity and like continuing obligations of indefinite or unending duration, except where Tenant is in default under this Lease) under this Lease have been fulfilled.

                                   ARTICLE VI

                               OPERATING EXPENSES

         6.1 Tenant's Proportionate Share. For each Lease Year throughout the Term, to the extent Operating Expenses (as defined in 6.2) are allocable to the Building ("Building Operating Expenses"), Tenant covenants and agrees to pay as Additional Rent to Landlord Tenant's Building Share of the amount, if any, by which the total of Building Operating Expenses, as defined in Section 6.2 hereof, for said Lease Year or portion thereof exceeds the amount of Building Operating Expenses incurred during the Base Year. To the extent that Operating Expenses are allocable to other buildings in the project (including buildings that are built in the Project in the future) in addition to the Building ("Project Operating Expenses") Tenant covenants and agrees to pay as Additional Rent to Landlord Tenant's Project Share of the amount, if any, by which the total of Project Operating Expenses for said Lease Year or portion thereof exceeds the amount of such Project Operating Expenses incurred during the Base Year. It is understood and agreed that Landlord shall make the above stated determination for allocation and Landlord agrees to be reasonable in its determination. For all such purposes, such Operating Expenses for the Base Year and the year in question shall be adjusted to reflect 95% occupancy. For the purposes of defining Project Operating Expenses, Project Operating Expenses shall mean all of those Operating Expenses defined in Section 6.2 below that are not allocated to a specific single building in the Project.


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

         For each Lease Year throughout the term, to the extent that Taxes (as defined in 6.3) are allocable to the Building ("Building Real Estate Taxes"), Tenant covenants and agrees to pay as Additional Rent to Landlord Tenant's Building Share of the amount, if any, by which the total of Building Real Estate Taxes for said Lease Year or portion thereof exceeds the amount of such Building Real Estate Taxes incurred during the Base Year. To the extent that Taxes (as defined in 6.3) are allocable to the Project ("Project Real Estate Taxes"), Tenant covenants and agrees to pay as Additional Rent to Landlord Tenant's Project Share of the amount, if any, by which the total of Project Real Estate Taxes for said Lease Year exceeds the amount of such Project Real Estate Taxes incurred during the Base Year.

         For the purpose of this calculation, Taxes assessed for the improvement component of each office building shall be a Building Operating Expense for that specific building, while Taxes assessed for all land and the entire parking garage assessment shall be a Project Operating Expense.

         6.2 Operating Expenses Defined. As used herein, the term "Operating Expenses" shall mean all reasonable expenses and costs of every kind and nature which are incurred because of or in connection with the maintenance, security, management and operation of the Land, the Buildings and the Common Area, including the Parking Garage, and including all additional costs and expenses of operation, management and maintenance of the Land, the Building and the Common Area or, at the very minimum, which Landlord reasonably determines that it would have paid or incurred during any Lease Year, including the Base Year, if the Building had been ninety-five percent (95%) occupied.

         Subject to the limitations set forth above and in Section 6.2.1 of this Lease, Operating Expenses shall include, without limitation, all costs, expenses and disbursements incurred or made in connection with the following:

                  (i) Wages and salaries of all employees, whether employed by Landlord or the Building's management company, engaged in the operation and maintenance or security of the Land, the Building, the Parking Garage, and the Common Area, and all costs related to or associated with such employees or the carrying out of their duties, including uniforms and their cleaning, taxes, auto allowances and insurance and benefits (including, without limitation, contributions to pension and/or profit sharing plans and vacation or other paid absences), provided that the foregoing shall only apply to property manager and other non-executive level management;

                  (ii) All supplies and materials, including janitorial and lighting supplies, used directly in the operation and maintenance of the Building, the Parking Garage, the Land and the Common Area;

                  (iii) All utilities, including, without limitation, electricity, telephone, water, sewer, power, gas, heating, lighting and air conditioning for the Land, the Building, the Parking Garage and the Common Area, except to the extent such utilities are charged directly to or paid directly by a tenant of the Building;

                  (iv) All maintenance, operation and service agreements for the Building, the Parking Garage, the Land and the Common Area and any equipment related thereto, including, without limitation, service and/or maintenance agreements for the security, energy management, HVAC, plumbing and electrical systems, and for window cleaning, elevator maintenance, janitorial service, groundskeeping, interior and exterior landscaping and plant maintenance;

                  (v) All insurance purchased by Landlord or the Building's management company relating to the Building, the Parking Garage, the Land and the Common Area and any equipment or other property contained therein or located thereon including, without limitation, casualty, liability, rental loss, sprinkler and water damage insurance;

                  (vi) All reasonable repairs to the Building, the Parking Garage and the Common Area, including interior, exterior, or nonstructural repairs, provided that any such repair shall be expensed in accordance with GAAP, including expenses to have the Building comply with all applicable federal and local codes, (but excluding repairs paid for by the proceeds of insurance or by Tenant or other third parties);

                  (vii) All maintenance of the Building, the Land and the Common Area, including, without limitation, painting, ice and snow removal, window washing, landscaping, groundskeeping, roof repair, relamping (bulbs only) or replacement of luminaries (bulbs only), HVAC repairs and maintenance to include replacement of compressors, trash removal and the patching, painting and resurfacing of roads, driveways and parking lots;

                  (viii) A management allowance for property management in an amount equal to three and one-half percent (3.5%) of Base and Additional Rent for space in the Building payable to landlord or the company or companies managing the Building, the Parking Garage, the Land and the Common Area, if any;

                  (ix) Accounting and legal fees incurred in connection with the operation and maintenance of the Building, the Parking Garage, the Land and the Common Area or related thereto; exclusive of legal fees with respect to individual tenants, enforcement of other tenants' leases;

                  (x) Any additional services not provided to the Building, the Land or the Common Area at the Commencement Date but thereafter provided by Landlord as Landlord reasonably shall deem necessary or desirable in connection with the management or operation of the Building, the Land and the Common Area;

                  (xi) Any capital improvements made to the Building after the Commencement Date which are (a) required by applicable federal and local codes that were first required after the Lease Commencement Date and/or (b) capital improvements made to reduce energy costs or other Operating Expenses), the cost of which in (a) or (b) both shall be amortized over such reasonable period as determined by normal and customary GAAP standards of practice, together with interest on the unamortized balance of such cost at the Interest Rate or such higher rate as may have been paid by Landlord on funds borrowed for the purposes of constructing said capital improvements;

                  (xii)    All Taxes which are defined in Sections 6.3 below;

                  (xiii) The costs incurred in implementing and operating any transportation management program, ride sharing program or similar program including, but not limited to, the cost of any transportation program fees, mass transportation fees or similar fees charged or assessed by any governmental or quasi-governmental entity, provided such program(s) are made available to all tenants.

         6.2.1 Exclusions from Operating Expenses. Notwithstanding the foregoing, the term "Operating Expenses" shall not include (a) any costs of initial construction of the Building or of additions of rentable space to the Building; (b) principal, interest, ground lease or other debt service payments;
(c) advertising costs or leasing commissions; (d) any costs which are recovered through insurance or condemnation proceeds; (e) executive salaries and their compensation; (f) costs and expenses incurred in connection with collections or other enforcement of other tenants' leases; (g) costs of initial build-out or improvements to other tenants' spaces; (h) expenses for any special services or utilities provided solely to, or otherwise recovered entirely from, any other individual tenant in the Building; (i) rent or other bad debt losses or reserves for such losses or any similar purpose; (j) transfer taxes, deed recordation taxes or other costs directly attributable to the sale of the Building or any ownership interest therein; (k) costs incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of the Building; (l) any increases in insurance premiums caused by the hazardous acts of the Landlord; (m) the costs of correcting any non-compliance of the Building, Common Areas or Project, except modifications mandated by subsequent changes to codes or other laws or regulations; (n) the costs of removing any hazardous, toxic or dangerous wastes, materials or substances; (o) sculpture, paintings, and objects of art for the Common Area or any other portions of the Project, (p) capital expenditures or depreciation (except to the extent expressly stated above), (q) the real estate taxes and assessments associated with Child Care Center Building, and (r) the real estate taxes and assessments associated with the real property upon which the Child Care Center Building is located (if and when said real property is converted to a separate parcel).

         6.3 Taxes Defined. "Taxes" shall mean all taxes and assessments, including but not limited to, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed by any governmental authority upon the Project and the Common Area and upon the fixtures, machinery, equipment or systems in, upon or used in connection with any of the foregoing, and the rental, revenue or receipts derived therefrom, under the current or any future taxation or assessment system or modification of supplement to, or substitute for such system. Taxes also shall include special assessments which are in the nature of or in substitution for real estate taxes on the Project and the Common Area, including, without limitation, road improvement assessments, special use area assessments, school district assessments, and transportation taxes, fees or assessments, including, but not limited to, mass transportation fees, regional transportation district fees, metrorail fees, trip fees and similar fees and assessments, fees assessed by any air quality management district or other governmental or quasi-governmental entity regulating pollution, parking fees or parking taxes paid by Landlord with respect to the Project, and/or the Common Areas. Taxes shall not include income taxes, excess profit taxes or franchise taxes. If at any time the method of taxation prevailing at the Date of Lease shall be altered so that in lieu of, as a substitute for or in addition to the whole or any part of the taxes now levied or assessed, there shall be levied or assessed a tax of whatever nature with respect to the Project, and/or the Common Areas, then the same shall be included as taxes hereunder. Further, for the purposes of this Article, Taxes shall include reasonable expenses, including, without limitation, reasonable attorneys' fees, reasonably incurred by Landlord in challenging or obtaining or attempting to obtain a reduction of such Taxes, regardless of the outcome of such challenge. Notwithstanding the foregoing, Landlord shall have no obligation to challenge Taxes. Taxes in the Base Year shall be grossed up to reflect a fully assessed Building.

         6.4 Estimated Payments: Landlord shall submit to Tenant, before the beginning of each Lease Year, a statement of Landlord's estimate of Operating Expenses payable by Tenant during such Lease Year. In addition to the Base Rent, Tenant shall pay to Landlord on or before the first day of each month during such Lease Year an amount equal to one-twelfth (1/12) the estimated Operating Expenses payable by Tenant for such Lease Year as set forth in Landlord's statement. If Landlord fails to give Tenant notice of its estimated payments due under this Section for any Lease Year, the Tenant shall continue making monthly estimated payments in accordance with the estimate for the previous Lease Year until a new estimate is provided. If Landlord determines that, because of unexpected increases in Operating Expenses or other reasons, Landlord's estimate of Operating Expenses was too low, then Landlord shall have the right to give a new statement of the estimated Operating Expenses due from Tenant for such Lease Year or the balance thereof and to bill Tenant for any deficiency which may have accrued during such Lease Year, and Tenant shall thereafter pay monthly estimated payments based on such new statement; provided, however, that if the amount of the deficiency is in excess of $15,000.00, Tenant may opt, in its sole election, to pay the deficiency that exceeds $15,000.00 in equal monthly installments over the remainder of the Lease Year in question.

         6.5 Actual Operating, Expenses. Within ninety (90) days after the end of each Lease Year, Landlord shall submit a statement to Tenant showing the actual Operating Expenses for such Lease Year and Tenant's Proportionate Share of the amount by which such Operating Expenses exceed Operating Expenses during the Base Year. If for any Lease Year, Tenant's estimated monthly payments exceed Tenant's Proportionate Share of the amount by which the actual Operating Expenses for such Lease Year exceed Operating Expenses during the Base Year, then Landlord shall give Tenant a credit in the amount of the overpayment toward Tenant's next monthly payments of estimated Operating Expenses. If for any Lease Year Tenant's estimated monthly payments are less than Tenant's Proportionate Share of the amount by which the actual Operating Expenses for such Lease Year exceed the Base Year, then Tenant shall pay the total amount of such deficiency to Landlord within thirty (30) days after receipt of the statement from Landlord. If Tenant fails to pay such deficiency within thirty (30) days from receipt of the statement from Landlord, Tenant shall pay Landlord a late charge of five percent (5%) of the amount of such deficiency and any such deficiency shall bear interest, at the Interest Rate, from the thirty-first (31st) day to the date of payment thereof by Tenant. Landlord's and Tenant's obligations with respect to any overpayment or underpayment of Operating Expenses shall survive the expiration or termination of this Lease for a period of one (1) year.

         6.6 Allocation of Operating Expenses to Tenant. Landlord shall equitably apportion to the extent possible the costs of utilities or services which are provided to one tenant or tenants to an appreciably different degree than to Building tenants at large. In the event that Tenant shall request that Landlord provide utilities or services other than, or in addition to, those contemplated at the commencement of this Lease, as specified in Section 12.1 below. Tenant agrees that Landlord may, by fifteen (15) days' prior written notice to Tenant, charge Tenant for the cost of such additional utility or service as Additional Rent, such costs not to exceed Landlord's reasonable, out-of-pocket, third-party costs, including reasonable labor and/or management costs, of such additional utility or service, unless Landlord is providing comparable service on a rent inclusive basis to the other tenants of the Building.

         6.7 Review Procedure. Landlord at all times during the Lease Term shall keep and maintain all books and records pertaining to Operating Expenses for the current Lease Year and the two (2) most recently concluded Lease Years. Tenant, upon reasonable notice and at such time and place as shall be mutually agreed convenient, shall have the right to inspect, copy, and/or audit, all at Tenant's expense, any or all of such records for such Lease Year and the two (2) prior completed Lease Years. Tenant may dispute any item or items included by Landlord in determining Operating Expenses or other Additional Rent for the current Lease Year and the two (2) most recently concluded Lease Years, and if such dispute is not resolved between Landlord and Tenant within thirty (30) days after Tenant has provided notice of its dispute, either party may notify the other of its election to arbitrate said dispute. In such event, such dispute shall be resolved by an independent certified public accountant acceptable to Landlord and Tenant; which decision shall be conclusive and binding on both parties and final judgment thereon may be entered in any court of competent jurisdiction. In the event that such review determines that such amounts have been miscalculated, the Landlord or the Tenant, as the case may be, shall within thirty (30) days pay or credit to the Tenant or the Landlord, as the case may be, the amount of the overpayment or underpayment. If Tenant has overpaid, then Landlord shall credit, Tenant's monthly Base Rent. If Tenant has underpaid, then Tenant shall pay Landlord the amount of the underpayment with the next due rent payment.

         6.8 Accounting Year. Landlord may adopt a different accounting year than the Lease Year, in which case the times for payment of Additional Rent shall be adjusted accordingly.

         6.9 Credit for Refunds. In the event that, during or after the Term of this Lease, Landlord shall receive a refund for any tax or other sum included in the calculation of Operating Expenses and paid by Tenant, Landlord shall repay Tenant's Proportionate Share of such refund (after deducting therefrom the reasonable cost and expense of obtaining such refund) within thirty (30) days of Landlord's receipt of such refund.

                                  ARTICLE VII

                                      USE

         7.1 General. Tenant shall occupy the Premises solely for the Permitted Use. The Premises shall not be used for any other purpose without the prior written consent of Landlord. Tenant shall comply, at Tenant's expense, with (i) all present and future laws, ordinances, regulations and orders of the United States of America, the Commonwealth of Virginia and any other public or quasi-public federal, state or local authority having jurisdiction over the Premises, and (ii) any reasonable requests of Mortgagee or any insurance company providing coverage, with respect to the Premises. Tenant shall not use or occupy the Premises in any manner that is unlawful or dangerous or that shall constitute waste, unreasonable annoyance or a nuisance to Landlord or the other tenants of the Building.

         7.2 Hazardous Materials. Neither Landlord nor Tenant will store, use or dispose of any hazardous materials in, on or about the Premises, the Building or the Land. Tenant shall not use the Premises for any use which may give rise to the existence on the Premises, the Building or the Land of toxic materials, hazardous substances or hazardous waste as those terms are used in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 USC Section 9601, et seq, as amended; Superfund Amendments and Reauthorization Act of 1986, Resource Conservation and Recover Act of 1976 or in any other Federal, state or local law and all regulations promulgated under any of same, as such laws are amended from time to time. Notwithstanding anything herein to the contrary, hazardous materials shall not include incidental quantities which are commonly used in offices, such as copier fluid, typewriter correction fluids, and ordinary cleaning solvents, provided that such are at all times used, kept, and stored in a manner which complies with all environmental laws. Tenant will be solely responsible for and will defend, indemnify and hold Landlord and its Agents harmless from and against all claims, costs and liabilities, including reasonable attorney's fees and costs, arising out of or in connection with Tenant's breach of its obligations under this Section 7.2, and Landlord will be solely responsible for and will defend, indemnify and hold Tenant and its Agents harmless from and against all claims, costs and liabilities, including reasonable attorney's fees and costs, arising out of or in connection with Landlord's breach of its obligations under this Section 7.2. Tenant will be solely responsible for and will defend, indemnify and hold Landlord and its Agents harmless from and against any and all claims, costs, and liabilities, including reasonable attorney's fees and costs, arising out of or in connection with the removal, clean-up and restoration work and materials necessary to return the Premises and any other property of whatever nature located on the Land to their condition existing prior to the appearance of hazardous materials on same as the result of the acts or omissions of Tenant or its Agents, and Landlord will be solely responsible for and will defend, indemnify and hold Tenant and its Agents harmless from and against any and all claims, costs, and liabilities, including reasonable attorney's fees and costs, arising out of or in connection with the removal, clean-up and restoration work and materials necessary to return the Premises and any other property of whatever nature located on the Land to their condition existing prior to the appearance of hazardous materials on same as the result of the acts or omissions of Landlord or its Agents. Tenant's and Landlord's obligations under this Section will survive the expiration or earlier termination of this Lease.

                                  ARTICLE VIII

                                    PARKING

         8.1 Parking Spaces. Tenant will have approximately four (4) (but no less than 3.9) parking spaces per one thousand (1,000) rentable square feet of the Premises on a first-come, first-served basis of the vehicular parking spaces on the Land and Parking Garage.

         8.2 Changes to Parking Facilities. Landlord shall have the right, from time to time, without Tenant's consent, but with reasonable advance notice to Tenant except in cases of emergency, to change, alter, add to, temporarily close or otherwise affect the parking facilities on the Land in such manner as Landlord, in its sole and reasonable discretion, deems appropriate including, without limitation, the right to designate reserved spaces available only for use by one or more tenants, however, in such event, those parking spaces shall still be deemed Common Area for the purpose of the definition of Landlord's Operating Expenses, provided that, except in emergency situations or situations beyond Landlord's control, Landlord shall provide reasonably convenient alternative parking facilities at no cost or expense to Tenant. Notwithstanding the foregoing, in the event that the Landlord permits any tenant at the Project to have reserved (not including official vehicles that remain on the Project overnight) parking spaces, Landlord will grant to Tenant reserved spaces in the same or in an equivalently convenient location and at an equivalent ratio in proportion to Tenant's respective square footage.

                                   ARTICLE IX

                                     SIGNS

         Except as set forth herein, no other sign, advertisement or notice shall be inscribed, painted, affixed, placed or otherwise displayed by Tenant on any other part of the Land or the outside or the inside including, without limitation, the windows of the Building or Premises without Landlord's consent. In addition to suite signage provided by Landlord, Landlord shall provide, at Landlord's expense its proportionate share of listings on the Building directory of Tenant's business name, its approved successors, assigns, and subtenants, if any, but not less than the names of three (3) individual's who are Tenant's corporate officers. If any prohibited sign, advertisement or notice is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same, and Tenant shall pay any and all actual, reasonable, out-of pocket third party expenses incurred by Landlord in such removal, together with interest thereon at the Interest Rate, within thirty (30) days of demand. Landlord shall have the right to prohibit any sign, advertisement, notice or statement to the public by Tenant which, in Landlord's reasonable opinion, tends to impair the reputation, of the Building or its desirability as a first class office building. Tenant shall be allowed, at Tenant's sole cost and expense, to place its logo on the exterior of the Building. Said logo, including the design and location, shall be subject to the rule's and regulations of the Landlord and the Town of Herndon. Tenant recognizes that there may be more than one (1) exterior sign and Tenant shall have the first choice of sign location. Tenant shall bear the entire cost of installation, maintenance, and removal of this exterior logo at the expiration or early termination of this Lease. Tenant's exterior signage rights shall be transferable to Tenant's successors and approved assigns so long as the assignee or the subtenant is leasing all of Tenant's Premises, Landlord shall not permit any of Tenant's Competitors (as identified in Exhibit K) to install exterior signage that is superior in size and location to Tenant's exterior signage. Landlord shall have the right to offer Tenant and Tenant's Competitor exterior signage rights of equal value. In addition, Tenant shall have the right to install its signage in the fourth floor elevator lobby, subject to Landlord's prior approval; which shall not be unreasonably withheld, conditioned or delayed.

                                   ARTICLE X

                  INITIAL CONSTRUCTION; ALTERATIONS; SURRENDER

         10.1 Initial Construction. Landlord and Tenant agree that the construction of the Tenant Work and Additional Tenant Work as such terms are defined in the attached Exhibit B-1 and other initial construction with respect to the Premises shall be performed in accordance with Exhibit B-1 attached hereto and made a part hereof.

         10.2 Alterations. (A) For the purposes of this Section, "Alterations" shall mean any alterations, additions, decorations, or improvements to the Premises or the Building exclusive of the Tenant Work and Additional Tenant Work. Tenant shall have the right without Landlord's prior consent to make Alterations to or upon the Premises which i) are non-structural in nature, ii) do not unreasonably disrupt any other tenants of the Building,
iii) do not affect any Building systems, and iv) are not visible from outside the Premises; provided, however, that Tenant must furnish Landlord with notice and detailed plans and specifications of any such alterations at least thirty
(30) days prior to the commencement of such work. Tenant shall not make or permit any other Alterations without the prior written consent of Landlord, such consent shall not be unreasonably withheld, conditioned, or delayed. Regardless of whether or not Landlord's consent is required to an Alteration, Landlord may impose any reasonable conditions to the performance of the Alterations, including without limitation, (i) delivery to Landlord of written and unconditional waivers of mechanic's and materialmen's liens as to the Premises, the Building and the Land for all work, labor and services to be performed and materials to be furnished, signed by all contractors, subcontractors, materialmen and laborers participating in the Alterations, (ii) prior approval (not to be unreasonably withheld, conditioned or delayed) of the plans and specifications and Tenant's contractor(s) with respect to the Alterations at Tenant's expense, (iii) supervision of the Alterations by Landlord's representative at Tenant's expense if the cost of the Alterations exceeds $90,000.00, and (iv) delivery to Landlord of payment and performance bonds naming Landlord and Mortgagee as obligees. All Alterations, whether or not Landlord's consent is required, shall conform to the requirements of Landlord's and Tenant's insurers and of the Federal, state and local governments having jurisdiction over the Premises, shall be performed in accordance with the terms and provisions of this Lease in a good and workmanlike manner befitting a first class office building and shall not adversely affect the value, utility or character of the premises. Should permits of any kind and nature be required by Federal, state or local government(s) having jurisdiction over the Premises, Tenant shall be responsible for securing the permits and the cost of same and furnishing copies of such permits to Landlord.

                  (B) If the Alterations are not performed as herein required, Landlord shall have the right, at Landlord's option, to halt any further Alterations, or to require Tenant to perform the Alterations as herein required or to require Tenant to return the Premises to its condition before such Alterations.

                  (C) Within thirty (30) days of the completion of the Alterations, Tenant shall furnish Landlord with one set of reproducible sepias showing the actual, as-built Alterations as they were delivered in the Premises, certified and inspected by the architects and engineers who prepared the plans and specifications.

                  (D) Notwithstanding the foregoing, if any mechanic's or materialmen's lien is filed against the Premises, the Building or the Land for work claimed to have been done for, or materials claimed to have been furnished to or for the benefit of, Tenant, such lien shall be discharged of record by Tenant within thirty (30) days by the payment thereof or the filing of any bond required by law. If Tenant shall fail to discharge any such lien, Landlord may but shall not be obligated to discharge the same, the cost of which shall be paid by Tenant within five (5) days of demand by Landlord. If Tenant fails to pay the cost within five (5) days of demand by Landlord, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount. In addition, such late payment shall bear interest, at the Interest Rate, from the date Landlord paid same. Such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. Neither Landlord's consent to any Alteration nor anything contained in this Lease shall be deemed to be the agreement or consent of Landlord to subject Landlord's interest in the Premises, the Building or the Land to any mechanic's or materialmen's liens which may be filed in respect of any Alteration.

         10.3 Treatment of Alterations at Expiration Date or Earlier Termination of Lease. At the time of Landlord's approval of the Alterations, Landlord advise Tenant of any Tenant's Alterations which, in Landlord's sole discretion, are not usual and customary for commercial office space ("Unusual Alterations') and with respect to which Landlord may require that Tenant remove such Unusual Alterations and restore the Premises to their preexisting condition prior to Tenant's surrender of the Premises. Purely by way of example, and without limitation or necessary inclusion, examples of Unusual Alterations may include interior staircases, executive gymnasiums, cafeteria lunch rooms and libraries. Landlord shall not waive any rights with respect to Alterations made by Tenant and not known to Landlord two months before the end of the Lease Term.

         Where Alteration(s) have not been approved or where Landlord has previously designated the Alteration(s) must be removed, Tenant shall have the obligation to restore the Premises to the condition existing prior to such Alterations, at Tenant's expense, to include all necessary design and permit costs, using licensed contractors reasonably acceptable to Landlord, unless this obligation was affirmatively waived by Landlord in writing prior to the time such Alterations were initially made. Should Tenant fail to restore the Premises to their condition prior to such Alterations, Tenant shall be in default as outlined in Article XX of this Lease.

         10.4 Landlord Alterations. Landlord shall have no obligation to make any Alterations in or to the Premises, the Building, the Common Area or the Land except as specifically provided in Exhibit B-1. Landlord is responsible for the Building, the Common Area, and the Project being in compliance with all applicable laws, regulations, and code requirements, subject to Article VI of this Lease. Landlord hereby reserves the right, from time to time and in conformance with Section 2.2 of this Lease, to make Alterations to the Building, change the Building dimensions, erect additional stories thereon and attach other buildings and structures thereto and to erect such scaffolding and other aids to construction as Landlord deems reasonably appropriate, and, except as otherwise set forth herein, no such Alterations, changes, construction or erection shall constitute an eviction, constructive or otherwise, or permit Tenant any abatement of Rent or claim against Landlord; provided, however, that such work or Landlord Alterations shall not deny Tenant reasonably convenient ingress and egress from the Premises. All such Landlord Alterations shall be performed in a good and workmanlike manner befitting a first-class office building.

         10.5     INTENTIONALLY DELETED

         10.6 Surrender of the Premises. Tenant shall peaceably surrender the Premises, including any and all fixtures, exclusive of Tenant's trade fixtures installed during the Term regardless of whether Landlord or Tenant installed or paid for them, to Landlord on the Expiration Date or earlier termination of this Lease, in broom-clean condition and in as good condition as when Tenant took possession, including, without limitation, the repair of any damage to the Premises caused by the removal of any of Tenant's personal property from the Premises, except for reasonable wear and tear and loss by fire or other casualty not caused by Tenant or its Agents, or other damage which is the responsibility of Landlord. Any of Tenant's personal property left on or in the Premises, the Building or the Common Area after the Expiration Date or earlier termination of this Lease shall be deemed to be abandoned, and, at Landlord's options, shall become property of the Landlord and title shall pass to Landlord under this Lease.

         10.7 Dispute Resolution. Any dispute over the rights or obligations of Landlord or Tenant with respect to issues covered by this Article X, either party will have the right to invoke binding arbitration with respect to such issues pursuant to the procedure set forth in Exhibit F.

                                   ARTICLE XI

                             MAINTENANCE AND REPAIR

         11.1 Landlord Obligation. Landlord shall keep and maintain in good repair and working order the Building, the Common Area, and the equipment within and serving the Premises and the Building excluding above-standard improvements installed or paid for by Tenant that are required for the normal maintenance and operation of the Premises and the Building befitting a first-class office building in Herndon, Virginia. The cost of such maintenance and repairs to the Building, the Common Area and said equipment shall be included in the Landlord's Operating Expenses and paid by Tenant as provided in Article VI herein. Tenant agrees to give Landlord prompt notice of any defective conditions which come to its attention.

         11.2 Tenant's Obligation. Tenant shall maintain and repair any above-standard equipment, fixtures or other improvements to the premises and all personal property within the Premises and shall repair, at its expense, any and all damage caused by Tenant or Tenant's Agents to the Building, the Common Area, or the Premises, including equipment within and serving the Building, ordinary wear and tear excepted. Notwithstanding the foregoing, Tenant shall bear the cost of but shall not perform without Landlord's prior consent any repairs which would affect the Building's structure or mechanical or electrical systems or which would be visible from the exterior of the Building or any interior Common Area of the Building. In the event Landlord makes such repair or performs such maintenance, Landlord may add the cost thereof to the first installment of Rent which shall thereafter become due.

         11.3 Landlord's Right to Maintain or Repair. If, within ten (10) days following notice to Tenant, Tenant fails to commence to repair or replace any damage to the Premises or Building which is Tenant's obligation to perform, and diligently pursue timely completion of such repair and replacement, Landlord may, at its option, after providing Tenant with a second notice after the expiration of said ten (10) day period, and if Tenant thereafter shall fail to commence its cure within five (5) days of its receipt of Landlord's second notice, cause all required maintenance, repairs or replacements to be made. Tenant shall promptly pay Landlord all actual, reasonable, out-of-pocket costs, including labor and management time incurred in connection therewith plus interest thereon at the Interest Rate from the due date until paid. In addition, where Tenant is prevented under Section 11.2 from performing certain maintenance or repairs which are Tenant's obligation and Landlord performs same, Tenant shall promptly pay to Landlord all actual, (reasonable, out-of-pocket costs including labor and management time incurred in connection therewith plus interest thereon at the Interest Rate from the due date until paid.

                                  ARTICLE XII

                        LANDLORD SERVICES AND UTILITIES

         12.1 Ordinary Services to the Premises. Landlord shall furnish to the Premises throughout the Term (i) electricity (at all times), and also heating and air conditioning appropriate for the Permitted Use during the normal business hours set forth in Exhibit C except for holidays set forth in Exhibit D; (ii) normal and customary janitorial and char services as outlined in Exhibit E; (iii) regular trash removal from the Premises; (iv) hot and cold water from points of supply (at all times); (v) restrooms as required by applicable code; and (vi) elevator service (at all times); provided that Landlord shall have the right to remove such elevators from service as may be required for moving, freight or for servicing or maintaining the elevators or the Building, provided at least one elevator remains in use. Tenant shall have the rights at its sole cost and expense, to install a card-key lock-off system in the elevator for Tenants floor, which system, if possible, may be find into the Building access security system and activated by the Building access cards of Tenant's employees and agents, and Landlord shall reasonably cooperate with Tenant in connection with the installation of such system and its integration into the Building security access system. The cost of all services provided by Landlord hereunder shall be included within Landlord's Operating Expenses unless charged directly (and not as or part of Landlord's Operating Expenses) to Tenant or another tenant of the Building.

         12.2 After-Hours Services to the Premises. If Tenant requires or requests that the services to be furnished by Landlord (except Building standard electricity and elevator service) be provided during periods in addition to the periods set forth in Section 12.1 then Landlord agrees to so extend the hours of services subject to Landlord's reasonable notice requirements, and Tenant shall pay upon demand Landlord's additional expenses resulting therefrom such expenses not to exceed Landlord's actual, reasonable, out-of-pocket costs including labor and management time for providing such services Landlord may, from time to time during the Term, set a per hour charge for after-hours service which shall include the cost of the utility, service, labor costs, administrative costs and a cost for depreciation of the equipment used to provide such after-hours service.

         12.3 Interruption of Services. Landlord shall not be liable for, nor shall there be any abatement of Rent or constructive eviction for, the failure to furnish, or the delay or suspension in furnishing, any of the services either ordinary or extraordinary required under this Article, whether caused by breakdown, maintenance, repair, strikes, scarcity of labor or materials, acts of God or any other cause whatsoever, unless due to the gross negligence or willful misconduct of Landlord, and provided that Landlord shall use commercially reasonable efforts to resume service as quickly as possible.

         12.4 Meters. Landlord reserves the right to separately meter or monitor the utility services provided to the Premises and bill the charges directly to Tenant or to separately meter any other tenant and bill the charges directly to such tenant and to make appropriate adjustments to the Operating Expenses and Base Year and a reasonable adjustment of Base Rent land Additional Rent based on the meter charges. Tenant also shall have the right to arrange its own separately metered service, all costs thereof to be paid for by Tenant.

         12.5 Utility Charges. Subject to the provisions of Section 12.4, all telephone, electricity, gas, heat and other utility service used by Tenant in the Premises shall be paid for by Tenant except to the extent the cost of same is included within Landlord's Operating Expenses.

         12.6 Building Amenities. During the Term of this Lease, the Building shall contain, and Landlord shall maintain and provide on a rent inclusive basis, a fitness facility with men's and women's locker rooms and showers, an Automatic Teller Machine ("ATM") within the Project, an approximately 30-person common conference room, and an approximately 125-person dining/meeting room for Tenant's non-exclusive use and enjoyment during normal operating hours of the Building. The Building Amenities are subject to Rules and Regulations to be established, in the discretion of Landlord, for the reasonable and equitable use of all tenants. Within contractual limitations, Landlord will attempt to give preferential access to the child care facility as follows: first to the employees of Northwest Federal Credit Union and second to tenants in the Project, subject to availability within the child care facility.

                                  ARTICLE XIII

                             RULES AND REGULATIONS

         Tenant and its Agents shall at all times abide by and observe the rules and regulations attached as Exhibit C and any reasonable amendments or supplements thereto, the "Rules and Regulations" that may be promulgated from time to time by Landlord for the operation and maintenance of the Building and the Common Area and the Rules and Regulations shall be deemed to be covenants of the Lease to be performed and/or observed by Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations, or the terns or provisions contained in any other lease, against any other tenant of the Building. Landlord shall not be liable to Tenant for any violation by any party of the Rules and Regulations or the terms of any other building lease. If there is any inconsistency between this Lease and the Rules and Regulations, this Lease shall govern. Landlord reserves the right to amend and modify the Rules and Regulations reasonably and uniformly within the Building as it deems necessary and Landlord shall enforce the Rules and Regulations in a reasonable and uniform fashion.

                                  ARTICLE XIV

                             LIABILITY OF LANDLORD

         14.1 No Liability. Landlord and its Agents shall not be liable to Tenant or its Agents for, and Tenant, for itself and its Agents, does hereby release Landlord and its Agents from liability for, any damage, compensation or claim arising from (i) the necessity of repairing any portion of the premises or the Building or the Common Area or any structural defects thereto, (ii) any


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

interruption in the use of the Premises or the Common Area, (iii) fire or other casualty or bodily, personal or, property injury, damage or loss resulting from the use or operation (by Landlord, Tenant, or any other person whomsoever) of the Premises or the Building or the Common Area, (iv) the termination of this Lease, (v) robbery, assault or theft, or (vi) any leakage in the Premises or the Building from water, rain, snow or other cause whatsoever. No such occurrence shall give rise to diminution of Rent or constructive eviction. Any goods, automobiles, property or personal effects stored or placed by Tenant or its Agents in or about the Premises, the Building or the Common Area shall be at the sole risk of Tenant, and Landlord and its Agents shall not in any manner be held responsible therefor. Except to the extent expressly prohibited by law, Tenant hereby waives any claim it might have against Landlord or its Agents for any consequential damages sustained by Tenant arising out of the loss or damage to any person or property of Tenant. Notwithstanding anything herein to the contrary, nothing herein shall be deemed to exculpate Landlord for its gross negligence or intentional wrongdoing.

         14.2 Indemnity. Tenant shall indemnify and hold Landlord and its Agents harmless from and against any and all damage, claim, liability, cost or expense including, without limitation, reasonable attorneys' or other professionals' fees of every kind and nature including, without limitation, those arising from any injury or damage to any person or property incurred by or claimed against Landlord or its Agents, directly or indirectly, as a result of, arising from or in connection with Tenant's or its Agents' use and occupancy of the Premises, the Building or the Common Area.

         14.3 Indemnity by Landlord. Landlord shall indemnify and hold Tenant and its Agents harmless from and against any and all damage, claim, liability, cost or expense, including, without limitation, attorneys' or other professionals' fees of every kind and nature, including, without limitation, those arising from any injury or damage to any person or property incurred by or claimed against Tenant or its Agents, directly or indirectly, as a result of, arising from or in connection with Landlord's or its Agents' operation, improvement, maintenance/repair or use of the Building or the Common Area.

                                   ARTICLE XV

                                   INSURANCE

         15.1 Insurance Rating. Tenant shall not conduct or permit any activity, or place any equipment or material, in or about the Premises, the Building or the Common Area which will increase the rate of fire or other insurance on the Building or insurance benefiting any other tenant of the Building; and if any increase in the rate of insurance is stated by any insurance company or by the applicable insurance rating bureau to be due solely to any activity, equipment or material of Tenant in or about the Premises, the Building or the Common Area, such statement shall be conclusive evidence that the increase in such rate is due to the same and, as a result thereof, Tenant shall pay such increase to Landlord within thirty (30) days of demand. Furthermore, any increase in insurance rates shall be applied equally and equitably among the tenants that caused said increase.

         15.2 Liability Insurance. Tenant shall, at its sole cost and expense, procure and maintain throughout the Term a comprehensive general liability policy insuring against claims, demands or actions arising out of or in connection with: (i) the Premises; (ii) the condition of the Premises; (iii) Tenant's operations in, maintenance and use of the Premises, Building and Common Area, and (iv) Tenant's liability assumed under this Lease. Such insurance shall be in amounts not less than those approved by Landlord from time to time, with an initial requirement of a combined single limit of not less than Two Million and No/100 Dollars ($2,000,000.00). Such insurance shall also include coverage against liability for bodily injuries or property damage arising out of the use by or on behalf of Tenant by any owned, non-owned, or hired transportation vehicles for a limit not less than that specified above.

         15.3 Personal Property/Improvements Insurance. Tenant shall, at its sole cost and expense, procure and maintain throughout the Term a property insurance policy written on an "All Risk' or "Special Causes of Loss" basis insuring all One hundred (100%) percent, of Tenant's personal property located at the Premises, including but not limited to equipment, furniture, fixtures, furnishings and leasehold improvements installed at the Premises by Landlord or Tenant for not less than the full replacement cost of said property. All proceeds of such insurance shall be used to repair or replace Tenant's property and improvements to the Premises.

         15.4 Other Insurance. Tenant shall, at all times during the Term hereof, maintain in effect worker's compensation insurance as required by applicable law and business interruption insurance satisfactory to Landlord.

         15.5 Landlord's Insurance. Landlord shall keep the Building, including the improvements within the Building but excluding Tenant's improvements, and all Common Areas including, without limitation, the Parking Garage, insured against damage and destruction by fire, vandalism, and other perils in the amount of the full replacement value of the Building and Common Area, as the value may exist from time to time. Landlord shall keep its personal property and trade fixture insured with "all risks" insurance in an amount to cover one hundred percent (100%) of the replacement cost of the property and fixtures. Landlord shall maintain contractual and comprehensive general liability insurance, including public liability and property damage, with a minimum combined single limit liability of Two Million Dollars ($2,000,000.00) for bodily injury or death of any person occurring in or about the Building and the project and Three Million Dollars ($3,000,000.00) for injury, death, or damages resulting to more than one person in any one occurrence. Landlord shall also carry workers' compensation and employers' liability insurance equal to the greater of statutory requirements or that required of Tenant under the Lease with respect to its employees.

         15.6 Requirements of Insurance Coverage. All such insurance required to be carried by Tenant herein shall be with an insurance company licensed to do business in the Commonwealth of Virginia and reasonably approved by Landlord. Such Insurance (i) shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has released its right of action against any party before the occurrence of a loss;
(ii) shall name Landlord, and at Landlord's request, any mortgagee or ground lessor, as additional insureds and loss payees as our interest may appear; (iii) shall provide that the policy shall not be canceled, failed to be renewed or materially amended without at least forty-five (45) days' prior written notice, or fifteen (15) days if due to non-payment of premium to Landlord and, at Landlord's request any Mortgagee; and (iv) shall provide protection against any peril included within the classification "All Risk" or "Special Causes of Loss", including, but not limited to vandalism, malicious mischief, theft, sprinkler leakage, and flood damage. If this Lease is terminated as the result of a casualty in accordance with Section XIX, the proceeds of said insurance attributable to the replacement of all tenant improvements at the Premises shall be paid to Landlord. On or before the Commencement Date and, thereafter, not less than thirty (30) days before the expiration date of the insurance policy, an original of the policy including any renewal or replacement policy or a certified copy thereof, together with evidence satisfactory to Landlord of the payment of all premiums for such policy, shall be delivered to Landlord and, at Landlord's request, to any Mortgagee.

         15.7 Waiver of Subrogation. If either party hereto is paid any proceeds under any policy of insurance naming such party as an insured, on account of any loss or damage, then such parry hereby releases the other party hereto and all other tenant's, to and only to the extent of the amount of such proceeds, from any and all liability for such loss or damage, notwithstanding that such loss, damage or liability may arise out of the negligent or intentionally tortuous act or omission of the other party or its Agents; provided, that such release shall be effective only as to a loss or damage occurring while the appropriate policy of insurance of the releasing party provides that such release shall not impair the effectiveness of such policy or the insured's ability to recover thereunder. Landlord party hereto shall use reasonable efforts to have a clause to such effect included in any such policy.

         15.8 Security. In the event that Landlord engages the services of a professional security system for the Building or adopts any policy to promote security for the Building, it is understood that such engagement or policy shall in no way increase Landlord's liability for occurrences and/or consequences which such a system or policy is designed to detect or avert and that Tenant or its Agents shall look solely to Tenant's insurer as set out above for claims for damages or injury to any person or property.

                                  ARTICLE XVI

                         RIGHT OF ENTRY AND IMPROVEMENT

         Tenant shall permit Landlord or its Agents, at any time and upon reasonable notice except in an emergency in Landlord's opinion, then without notice, to enter the Premises, without charge therefor to Landlord and without diminution of Rent, (i) to examine, inspect and protect the Premises and the Building, (ii) to make such alterations and repairs or performs such maintenance which in the sole judgment of Landlord may be deemed necessary or desirable,
(iii) to exhibit the same to prospective purchasers of the Building or to present or future Mortgagees or (iv) to exhibit the same to prospective tenants during the last twelve (12) months of the Term and to erect on the Premises a suitable sign indicating tile Premises are available. Tenant shall be entitled to have a representative present at all times (except in cases of emergency) Landlord or its Agents or representatives are present in the Premises. Landlord and its Agents and representatives shall not disclose, disseminate, or use, and shall keep strictly confidential, any confidential information observed during any entry into the premises.

                                  ARTICLE XVII

                        TENANT'S EQUIPMENT AND PROPERTY

         17.1 Moving Tenant's Property. All damage or injury to the Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being on the Premises, shall be repaired by Landlord, at the expense of Tenant not to exceed Landlord's actual, reasonable, out-of-pocket expense and labor and management time. No furniture, equipment or other bulky matter of any description shall be received into the Building or carried in the elevators except as may be approved in writing by Landlord such approval shall not be unreasonably withheld, conditioned, or delayed, and the same shall be delivered only through the designated delivery entrance and freight elevator in the Building, at such times as shall be reasonably designated by Landlord. All moving of furniture, equipment, and other materials shall be under the direct control and supervision of Landlord, reasonably exercised; provided, however, in no event shall Landlord be responsible for any damages to or charges for moving the same. Tenant shall promptly remove from the Common Area any of Tenant's furniture, equipment or other property there deposited.

         17.2 Installing and Operating Tenant's Equipment. Without first obtaining the written consent of Landlord not to be unreasonably withheld, conditioned, or delayed, Tenant shall not install or operate in the . Premises
(i) any electrically operated equipment or other machinery, other than personal and network computers and other standard office equipment that does not require wiring, cooling or other service in excess of Building standards and/or the supplemental HVAC units) to be initially installed pursuant to Tenant's Work, as long as the supplemental HVAC is reasonably acceptable to Landlord, (ii) any equipment of any kind or nature whatsoever which will require any changes, replacements or additions to, or changes in the use of, any water, heating, plumbing, air conditioning or electrical system of the Premises or the Building, or (iii) any equipment which places a load upon the framed floor of the Premises exceeding an average rate of fifty (50) pounds live load per square foot of the premises. Landlord's consent to such installation or operation may be conditioned upon the payment by Tenant of additional compensation for any excess consumption of utilities as determined by a submeter (including all actual, reasonable, out-of-pocket costs, including labor and management time incurred in connection therewith) which shall be installed at Tenant's sole cost and expense, and any additional power, wiring, cooling or other service as determined in the reasonable discretion of Landlord that may result from such equipment. Machines and equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein so as to be objectionable to Landlord or any other Building tenant shall be installed and maintained by Tenant, at its expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration.

                                 ARTICLE XVIII

                           ASSIGNMENT AND SUBLETTING

         18.1 General. Tenant shall not, without Landlord's prior written consent which consent shall not be unreasonably withheld, conditioned, or delayed (i) assigned this Lease nor sublet the Premises in whole or in part, and shall not permit Tenant's interest in the Lease to be vested in any third party by operation of law or otherwise except as provided below.

         18.2 Landlord's Rights Upon Proposed Subletting. Should Tenant desire to sublet any part of the Premises, Tenant shall not be permitted so to sublet until Tenant shall have given Landlord at least fifteen (15) business days prior written notice of Tenant's intention to offer such space for sublet and specifying the terms of such sublet. In the event that the proposed subletting is to a third party which is not an Affiliate of Tenant, Landlord shall have the right for fifteen (15) business days from receipt of such notice to (i) sublet or (ii) take an assignment from Tenant, upon the terms and for the period set forth in the notice, provided that if Landlord exercises either such right, Tenant shall have the right to rescind its request for such subletting, in which case the Landlord's exercise shall be extinguished. In the event Landlord exercises any right to sublease or take assignment of space from Tenant, Landlord shall remit each month to Tenant rent in accordance with the terms set forth in the aforesaid notice for the period of the sublease or assignment. In such event, tenant shall not be responsible for any failure to pay rent by the occupant of the portion of the Premises sublet or assigned to the Landlord, and Tenant further shall not be responsible for other Tenant obligations with respect to such portion of the Premises for the term of such sublet or assignment. Should Landlord not elect to accept assignment of such space, Tenant may sublet the same only after obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant agrees that disapproval of such sublet by Landlord's lender is deemed a reasonable basis for withholding consent. An Affiliate shall be defined as a parent, a subsidiary, or other entity under common control with Tenant or an entity into which the Tenant is merged or consolidated. As used in this Lease, the term "control" shall mean, for a publicly-held corporation, the ownership, directly or indirectly, of at least twenty-five percent (25%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least twenty-five percent (25%) of the voting interest in, any person or entity shall be presumed to constitute such control, and, for a privately-held corporation or other entity, the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one percent, (51%) of the voting interest in, any person or entity shall be presumed to constitute such control.

         18.3 Landlord's Right to Terminate. Should Tenant desire to sublet more than fifty percent (50%) of the rentable space in the Premises, in the aggregate or if Tenant desires to assign this Lease in whole or in part to any third party which is not an Affiliate of Tenant, then Landlord shall have the right, in addition to the foregoing, to terminate this Lease by giving notice thereof to Tenant within fifteen (15) business days from the date of Tenant's notice to Landlord and this Lease shall thereupon terminate on the date specified in Landlord's notice but not earlier than fifteen (15) business days nor later than the end of the next calendar month after the date of Landlord's notice to Tenant exercising such right of termination, all provided that if Landlord exercises either such right, Tenant shall have the right to rescind its request for such subletting or assignment, in which case the Landlord's exercise shall be extinguished. Such termination shall not be deemed a default by Tenant under this lease and Tenant shall be relieved of all obligations under this Lease accruing after the date of such termination. In this event any Security Deposit then outstanding will be returned to Tenant.

         18.4 Conditions to a Sublease or Assignment by Tenant. After receipt of Landlord's written consent, a duly executed copy of the sublease shall be delivered to Landlord for Landlord's review and approval, which shall be given within fifteen (15) business days of such delivery to Landlord. All subleases shall provide that the subtenant must comply with all applicable terms and conditions of this Lease. All assignments shall contain an assumption by the assignee of all the terms and obligations of this Lease. Should Landlord consent to the proposed assignment or subletting, Tenant shall pay to Landlord fifty percent (50%) of any amount of cash, in excess of that which would be received by Landlord for the sublet space, of rent or other sums directly or indirectly received by Tenant from any subtenant or assignee including any rent or other sums which may exceed the Base Rent and Additional Rent due hereunder after the provision of reasonable reserves for refurbishment of the space and other costs and expenses in connection with the sublet, including, brokerage commissions, improvement allowances and legal fees, all of which shall be reasonable. Tenant agrees that, notwithstanding any assignment or sublease, and notwithstanding the acceptance of rent by the Landlord from an assignee, sublessee, or any other part, the Tenant shall remain fully liable for the payment of rent due and to become due under this Lease and for the performance of all the covenants, agreements, terms, provisions, and conditions of this Lease on The part of Tenant to be performed or observed.

         18.5 Additional Conditions. Any transfer of this Lease from Tenant by merger, reorganization, liquidation, or the sale, conveyance, transfer by bequest or inheritance, or other transfer of a controlling interest in Tenant (whether by transfer of stock partnership interests or otherwise) shall constitute an assignment for the purposes of this Lease. No assignment or subletting shall be made to any person or entity for the conduct of a business which is not in keeping with the requirements of the applicable zoning regulations and standards and general character of the Building. All Lease Options associated with the Lease do not automatically convey with the assignment or subletting of this Lease to any third party which is not an Affiliate of Tenant and specific approval must be requested and obtained from Landlord. Consent to a given assignment or sublease shall not relieve Tenant or subtenant from its obligation to receive Landlord's written consent to any subsequent assignment or sublease pursuant to the procedure of this section.

         18.6 Affiliates. With respect to any assignment or subletting to a parent, subsidiary, or other Affiliate of Tenant or in connection with any merger, consolidation with any merger, consolidation or other corporate transaction (hereinafter "Transferee"), Landlord's consent shall be given, subject to Landlord's reasonable review of the Transferee's financials. Said Transferee shall have a net worth which is reasonably acceptable to Landlord.

                                  ARTICLE XIX

                              DAMAGE; CONDEMNATION

         19.1 Damage to the Premises. If the Premises shall be damaged by fire or other cause without the fault or negligence of Tenant or its Agents, Landlord shall diligently and as soon as practicable after such damage occurs taking into account the time necessary to effect a satisfactory settlement with any insurance company involved, repair such damage at the expense of Landlord; provided, however, that Landlord's obligation to repair such damage shall not exceed the proceeds of insurance available to Landlord (reduced by any proceeds retained pursuant to the rights of Mortgagee) plus any deductible(s) applicable to Landlord's insurance. Notwithstanding the foregoing, if the Premises or the Building is damaged by fire or other cause to such an extent that, in Landlord's sole judgment equitably applied to tenants with similar damages, remaining lease terms, and repair requirements, the damage cannot be substantially repaired within one hundred eighty (180) days after the date of such damage, or if the Premises are damaged during the last two (2) Lease Years, then Landlord or Tenant within thirty (30) days from the date of such damage may terminate this Lease by notice to the other. If either Landlord or Tenant terminates this Lease, the Rent shall be apportioned and paid to the date of such termination. If neither Landlord not Tenant so elects to terminate this Lease but the damage required to be repaired by Landlord is not repaired within one hundred eighty
(180) days from the date of such damage (such one hundred eighty (180) day period to be extended by the period of any delay outside the direct control of Landlord plus a reasonable period for a satisfactory settlement with any insurance company involved), Tenant, within thirty (30) days from the expiration of such one hundred eighty (180) day period (as the same may be extended), may terminate this Lease by notice to Landlord. During the period that Tenant is deprived of the use of the damaged portion of the Premises, and provided such damage is not the consequence of the fault or negligence of Tenant or its Agents, Base Rent and Tenant's Proportionate Share of Landlord's Operating Expense shall be reduced by the ratio that the rentable square footage of the Premises damaged bears to the total rentable square footage of the Premises before such damage; provided, however, that if in excess of twenty-five percent (25%) of the floor area of the Premises shall be damaged by the casualty at issue, then, at Tenant's election, and if Tenant shall cease its business operations within the Premises, then all Rent ordinarily payable with respect to the Premises shall abate from the date of casualty until such time as the damage is substantially repaired. All injury or damage to the Premises or the Building resulting from the fault or negligence of Tenant or its Agents shall be repaired by Tenant, at Tenant's expense, and Base Rent shall not abate. If Tenant shall fail to do so or if Landlord shall so elect, Landlord shall have the right to make such repairs, and any actual, reasonable, out-of-pocket third party. expense including labor and management time so incurred by Landlord, together with interest thereon at the Interest Rate from ten (10) business days after Tenant's receipt of demand for payment, shall be paid by Tenant within ten (10) business days of demand. Notwithstanding anything herein to the contrary, Landlord shall not be required to rebuild, replace or repair any above-standard work or improvements or any other personal property of Tenant

         19.2 Condemnation. If ore than twenty-five percent (25%) of the Premises or the Building shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or sale under threat of such a taking, then the Term shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority, and all Rent shall be pro-rated to the date when title vests in such governmental or quasi-governmental authority. If twenty-five percent (25%) or less of the Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose including, without limitation, sale under threat of such a taking, Base Rent and Tenant's Proportionate Share shall be reduced by the ratio that the portion so taken bears to the rentable square footage of the Premises before such taking, effective as of the date when title vests in such governmental or quasi-governmental authority, and this Lease shall otherwise continue in full force and effect. Tenant shall have no claim against Landlord or otherwise, as a result of such taking, and Tenant hereby agrees to make no claim against the condemning authority for any portion of the amount that may be awarded as compensation or damages as a result of such taking; provided, however, that Tenant may, to the extent allowed by law, claim an award for moving expenses and for the taking of any of Tenant's property other than its leasehold interest in the Premises which does not, under the terms of this Lease, become the property of Landlord at the termination hereof as long as such claim is separate and distinct from any claim of Landlord and does not diminish Landlord's award. Tenant hereby assigns to Landlord any right and interest it may have in any award for its leasehold interest in the Premises.

                                   ARTICLE XX

                               DEFAULT OF TENANT

         20.1 Monetary Default. The following events shall be deemed to be events of monetary default ("Monetary Events of Default") by Tenant under this Lease.

                  (A) Tenant shall fail to pay when due, any installment of Base Rent, Additional Rent, Operating Expense, Real Estate Tax or any other payment or reimbursement to Landlord required herein when due and such receives notice of delinquency from Landlord; failure shall continue for a period of five
(5) days from the date Tenant

                  (B) Tenant shall become insolvent or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors or shall transfer all or substantially all of its assets to another person or entity.

                  (C) Tenant shall file a petition under any section or chapter of the United States Bankruptcy Code or under any similar law or statute of the United States or any state thereof, or an order for relief shall be entered against Tenant in any proceeding filed against Tenant thereunder;

                  (D) A receiver or trustee shall be appointed for all or substantially all the assets of Tenant;

                  (E) Tenant shall generally not pay its debts as such debts become due:

         20.2 Non-Monetary Default: The following events shall be deemed to be events of non-monetary default, collectively with Monetary Events of Default, each an "Event of Default" by Tenant under this Lease.

                  (A) Tenant shall fail to maintain any insurance required hereunder and shall fail to cure such default within five (5) days of receipt of notice of delinquency from Landlord. Landlord may, but shall not be required to, purchase Tenant's insurance and Landlord shall charge Tenant for the actual cost of the insurance plus interest at the Interest Rate;

                  (B) Tenant refuses to take possession of the Premises within thirty (30) days after Substantial Completion of the Premises;

                  (C) Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this paragraph) and shall not cure such failure within fifteen (15) days after written notice thereof to Tenant; provided, however, that if Tenant is unable to cure its default within thirty (30) days, and Tenant continues to make reasonably expeditious efforts to cure such default, then Tenant shall not be deemed to be in default hereunder, provided the default is cured within a forty-five (45) day period.

         20.3 Remedies: Upon occurrence of any Event of Default that continues beyond any applicable cure period, Landlord, without prejudice to any other rights or remedies Landlord may have under this Lease or otherwise, shall have the option to pursue any one, all or combination of the following remedies without a notice or demand whatsoever.

                  (A) Terminate this Lease by giving written notice to that effect to the Tenant, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, by legal process, seek to re-enter and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any other claim for damages. In the event Landlord elects to terminate this Lease by reason of an Event of Default, then not-withstanding such termination, Tenant shall be liable for and shall pay to Landlord, the sum of all rental and other indebtedness accrued to date of such termination, plus at its option, at any time, the Landlord may choose to accelerate the entire balance due under the remainder of the Lease and any other monies due under the Lease required to be paid by Tenant to Landlord until the Expiration Date of the Lease at the then present value of all rents and other amounts as may be due in the future, with the Interest Rate as the discount rate for such a present value calculation, and with a reduction to be given for Landlord's reasonable estimate of the fair market rental value of the Premises for the remainder of the Term, as calculated taking into account reasonable reletting expenses to include brokerage and management fees, which may be paid to an affiliate of Landlord, redecoration or rebuilding costs for Tenant fit-out, reasonable legal costs of reletting, costs of removing or storing Tenant's or other occupant's property, and other expenses reasonably incurred in the business of leasing and preparing office space for occupancy, including the estimated vacancy that will be incurred during the reletting process; fair market rental value shall be reasonably determined by Landlord, or, in the event of a dispute, resolved by Exhibit F;

                  (B) Alter all locks and other security devises at the Premises without terminating this Lease;

                  (C) Re-enter and take possession of the Premises by legal process or by expelling or removing Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim for damages therefore; and relet the Premises and receive the rent therefore. No legal process, re-entry, re-letting or taking possession of the Premises by the Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to the Tenant. In the event that Landlord elects to retake or repossess the Premises, the Tenant shall be liable for and shall pay to Landlord, all rental and other indebtedness accrued to date of such repossession, plus at its option, at any time, the Landlord may choose to either: (1) accelerate the entire balance due under the remainder of the Lease and any other monies due under the Lease required to be paid by Tenant to Landlord until the Expiration Date of the Lease, as reduced by Landlord's reasonable estimate of the fair market rental value of the Premises for such remainder of the term, as provided in Section 20.3(A) above; or (2) seek payment from Tenant for the difference between all sums due to Landlord from Tenant under this Lease and the amount received by Landlord through re-letting the Premises; Landlord may choose suit under option (2) and later accelerate under option (1); and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights or remedies including reasonable attorney's fees and fifteen percent (15%) interest per annum on all the sum owing by Tenant to Landlord.

                  (D) Landlord may elect to gain possession of the Premises by a legal proceeding.

                  (E) Enter upon the Premises without being liable for prosecution or any claim for damages therefore, and do what ever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur and thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise;

                  (F) In the event of termination or repossession of the Premises for an Event of Default, Landlord shall make reasonable efforts to relet or attempt to relet the Premises or any portion thereof, and to collect rental after reletting, arid in the event of reletting, Landlord may relet the whole or any portion of the Premises for any period to any tenant and for any use and purpose;

                  (G)      [Intentionally Deleted]

                  (H) Landlord, at its option, may bring a legal proceeding to recover from Tenant any monies owed under this Lease without seeking possession of the Premises. Such proceeding shall not be considered a termination of the Lease and Landlord shall retain the right to seek continuing rents as well as the right to accelerate all monies as provided in Section 20.3(A) above owed for the full tern of the Lease in subsequent legal proceedings. In the event of a default under 20.2(C) that remains uncured after the applicable notice and cure period outlined in Section 20.2(C) of this Lease, and Landlord does not elect to accelerate monies due under the Lease, Tenant shall pay 110% of the sum of Base Rent, Additional Rent, Landlord's Operating Expenses, real estate tax or any other payment or reimbursement to Landlord required herein, during the period from expiration of the applicable cure period until the date of actual cure.

                  (I) Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be a termination of this Lease or an acceptance of surrender of the Premises by Tenant, being understood that such termination or surrender can be effected only by written notice from Landlord specifying such termination.

                  (J) The Tenant acknowledges that all accounts are due and payable as required in the Lease, and in the event Tenant fails to pay any installment of rent hereunder as and when such installment is due, Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of such installment, and the failure to pay such amount shall be an event of default hereunder. In addition, a finance charge at the Interest Rate defined herein per annum shall be charged on all accounts more than five (5) days past due. Interest will be charged back to the account due date and apply to all charges due from the Tenant including but not limited to minimum rent, percent rent, taxes, insurance and common area maintenance charges. The provision for such late charges and finance charges shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty, liquidated damages or as limiting Landlord's remedies in any manner.

                                  ARTICLE XXI

                                    REPORTS

         21.1 Lease Anniversary Report. Tenant shall submit to Landlord, upon request, but no more than once in a given, twelve month period, a financial statement consisting of an income summary and balance sheet dated, not later than six months prior to submission, prepared by an accountant and certified by Tenant to be accurate. Such information shall also be provided for and certified by any Guarantor under the Lease. Failure to furnish such statement within fifteen (15) days of notice by Landlord shall constitute an additional Event of Default for the Landlord may apply the remedies of Section 20.2 above.

         21.2 Event of Default Report. If Tenant is in default at any time during the Lease, for any cause listed in Section 20.1 above, in addition to being liable for a late penalty fee and interest as stated in Section 4.4, Tenant shall have the obligation of furnishing to Landlord, within fifteen (15) days of the date Tenant comes into default, the most recently available income statement and balance sheet, certified by Tenant as to their accuracy.

                                  ARTICLE XXII

                                   MORTGAGES

         22.1 Subordination. Subject to Tenant's receipt of a commercially reasonable non-disturbance agreement, this Lease is subject and subordinate to all ground or underlying leases and to any first Mortgage(s) which may now or hereafter affect such leases, the Building, or the subordination shall be self-operative; however, in confirmation thereof, Tenant shall execute within ten (10) days after request therefor by Landlord any instrument that Landlord or any first Mortgagee may reasonably request confirming such subordination. Should Tenant fail to sign any such instrument within the ten (10) day period, the Tenant hereby constitutes and appoints Landlord as Tenants attorney-in-fact to execute any such instrument on behalf of Tenant. Notwithstanding the foregoing, before any foreclosure sale under a Mortgage, if the Mortgagee so elects, after foreclosure, this Lease may continue in full force and effect and Tenant shall attorn to and recognize as its landlord the purchaser of Landlord's interest under this Lease. Tenant shall, upon the request of a Mortgagee or Purchaser at foreclosure, execute and delivery any commercially reasonable instrument that has for its purpose and effect the subordination of this Lease to the lien of any Mortgage, or Tenant's attornment to such Purchaser.

         22.2 Mortgagee Protection. Tenant agrees to give any Mortgagee by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that before such notice Tenant has been notified in writing of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then Mortgagee shall have an additional forty-five (45) days within which to cure such default, in which event this Lease shall not be terminated or Base Rent abated while such remedies are being so diligently pursued. In the event of the sale of the Land or the Building, by foreclosure or deed in lieu thereof, the Mortgagee or purchaser at such sale shall be responsible for the return of the Security Deposit only to the extent that such Mortgagee or purchaser actually received the Security Deposit.

         22.3 Modification Due to Financing. If, in connection with obtaining construction or permanent financing for the Premises, the Building or the Land, any lender or Mortgagee shall request reasonable modifications of this Lease as a condition to such financing, Tenant shall promptly execute a modification of this Lease, provided such modifications do not materially increase the financial obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's reasonable use and quiet enjoyment of the Premises. Tenant and Guarantor shall each, prior to execution and throughout the Term, upon request from time to time, provide such financial information and documentation about itself to Landlord or Mortgagee as may be reasonably requested.

         22.4 Condition Precedent. Landlord's obligation to perform its covenants and agreements hereunder is subject to the condition precedent that this Lease be approved by Mortgagee or the issuer of any commitment to make a construction or mortgage loan. Unless Landlord gives Tenant written notice within thirty (30) days after the date hereof that the Mortgagee or issuer, or both, disapproves this Lease, then this condition shall be deemed to have been satisfied or waived and the provisions of this Section 22.4 shall be of no further force or effect.

         22.5 Assignment for Financing Purposes. If, at any time or times, Landlord assigns this Lease or the Base Rent payable hereunder to the Mortgagee, or to any other party for the purpose of securing financing the Mortgagee and any other such party are referred to herein as the "Financing Party" whether such assignment is conditional in nature or otherwise, the following provisions shall apply:

                  (i) Such assignments to the Financing Party shall not be deemed an assumption by the Financing Party of any obligations. of Landlord hereunder unless such Financing Party shall, by written notice to Tenant, specifically otherwise elect.

                  (ii) To the extent the Financing Party has assumed obligations under (i) above, the Financing Party shall be treated as having assumed such obligations only upon foreclosure of its Mortgage (or voluntary conveyance by deed in lieu thereof) but before the Financing Party conveys the Land, Building or Premises to another party.

Tenant hereby agrees to enter into such agreement or instruments as may, from time to time, be requested in confirmation of the foregoing.

                                 ARTICLE XXIII

                                  HOLDING OVER

In the event that Tenant shall not immediately surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, Tenant shall be deemed to be a tenant-at-will upon all of the terms and provisions of this Lease, except the monthly Base Rent shall be one hundred fifty percent (150%) the monthly Base Rent in effect during the last month of the Term. Notwithstanding the foregoing, if Tenant shall hold over after the Expiration Date or earlier termination of this Lease, and Landlord shall desire to regain possession of the Premises, then Landlord may forthwith take by any legal process in force in the Commonwealth of Virginia. Tenant shall indemnify Landlord against all liabilities and damages sustained by Landlord by reason of such retention of possession.

                                  ARTICLE XXIV

                                QUIET ENJOYMENT

Landlord covenants that if Tenant shall pay Base Rent and perform all of the terms and conditions of this Lease to be performed by Tenant, and if Tenant shall not be in default of any provision in this Lease, beyond applicable notice and grace periods, Then Tenant shall peaceably and quietly occupy and enjoy use and possession of the Premises during the Term without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of this Lease and of any Subordination and Non Disturbance Agreement to which this Lease is subject and easements, conditions and restrictions of record affecting the Land.

                                  ARTICLE XXV

                                 MISCELLANEOUS

         25.1 No Representations by Landlord. Tenant acknowledges that neither Landlord nor its Agents nor any broker has made any representation or promise with respect to the Premises, the Building, the Land or the Common Area, except as herein expressly set forth, and no rights, privileges, easements or licenses are required by Tenant except as herein expressly set forth. Except with respect to latent defects, defects which are apparent or should be apparent to Tenant by an inspection of the Premises, or that were discovered, apparent; or should have been apparent within the first Lease Year, and punch list items as set forth in Exhibit B-1, Tenant; by taking possession of the Premises shall accept the Premises and the Building "AS IS," and such taking of possession shall be conclusive evidence that the Premises and the Building are in good and satisfactory condition at the time of such taking of possession.

         25.2 No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between Landlord and Tenant other than that of landlord and tenant

         25.3 Brokers. Landlord recognizes Broker(s) as the sole broker(s) procuring this Lease and shall pay Broker(s) a commission therefor pursuant to a separate agreement between Broker(s) and Landlord. Landlord and Tenant each represents and warrants to the other that it has not employed any broker, agent or finder other than Broker(s) relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim for brokerage or other commission arising from or out of any breach of the indemnitor's representation and warranty.

         25.4 Estoppel Certificate. Tenant shall, without charge, at any time and from time to time, within ten (10) days after request therefor by Landlord, Mortgagee, any purchaser of the Land or the Building or any other interested person, execute, acknowledge and deliver to such requesting party a written estoppel certificate certifying, as of the date of such estoppel certificate, the following: (i) that this Lease is unmodified and in full force and effect (or if modified, that the Lease is in full force and effect as modified and setting forth such modifications); (ii) that the Term has commenced (and setting forth the Commencement Date and Expiration Date); (iii) that Tenant is presently occupying the Premises; (iv) the amounts of Base Rent and Additional Rent currently due and payable by Tenant (v) that any Alterations required by the Lease to have been made by Landlord have been made to the satisfaction of Tenant or stating any deficiencies; (vi) that to Tenant's actual knowledge without duty of inquiry there are no existing set-offs, charges, liens, claims or defenses against the enforcement of any right hereunder, including, without limitation, Base Rent or Additional Rent or if alleged, specifying the same in detail; (vii) that no Base Rent, except the first installment thereof, has been paid more than thirty (30) days in advance of its due date;

                  (viii) that Tenant has no actual knowledge, without duty of inquiry of any then uncured default by Landlord of its obligations under this Lease (or, if Tenant has such knowledge, specifying the same in detail); (ix) that, to Tenant's actual knowledge, without duty of inquiry Tenant is not in default, or specifying the default; (x) that the address to which notices to Tenant should be sent is as set forth, in the Lease (or, if not, specifying the correct address); and (xi) any other certifications reasonably requested by Landlord. In addition, within five (5) days after request by Landlord, Tenant shall deliver to Landlord audited financial statements of Tenant for its most recently ended fiscal year (which Landlord understands and acknowledges will not be available until 90 days after such fiscal year has ended), and interim unaudited financial statements for its most recently ended quarter (which Landlord understands and acknowledges will not be available until 45 days after such quarter has ended). The Estoppel shall be in substantially the form of Exhibit G.

         25.5 Waiver of Jury Trial. Landlord and Tenant each hereby waives trial by jury in any action, proceeding or counterclaim brought by Landlord against Tenant (or by Tenant against Landlord, as the case may be) with respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises. In the event Landlord commences any proceedings for nonpayment of Rent, Tenant shall not interpose any counterclaims unless same are compulsory counterclaims, This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action brought by Tenant.

         25.6 Notices. All notices or other communications hereunder shall be in writing and shall be deemed duly given if delivered in person or upon the earlier of receipt or refusal of delivery, if mailed by certified or registered mail, or three (3) days after certified or registered mailing, return receipt requested, postage prepaid if sent by reputable overnight courier with delivery against a signed receipt or refusal, addressed and sent, if to Landlord to Landlord's Address specified in Section 1.2; or if to Tenant to Tenant's Address specified in Section 1.6. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

         25.7 Invalidity of Particular Provisions. If any provisions of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby unless the invalid or unenforceability provisions) shall go to the essence of this Lease, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

         25.8 Gender and Number. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number or gender as the context may require.

         25.9 Benefit and Burden. Subject to the provisions of Article XVIII and except as otherwise expressly provided, the provisions of this Lease `shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, heirs, successors and assigns. Landlord may freely and fully assign its interest hereunder.

         25.10 Entire Agreement. This Lease (which includes the Exhibits attached hereto) contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease shall be of any force or effect. This Lease (other than the Rules and Regulations, which may be changed from time to time as provided herein) may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by Landlord and Tenant.

         25.11    Authority.

                  (i) If Tenant signs as a corporation, the person executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and validly existing corporation, in good standing, qualified to do business in the Commonwealth of Virginia, that the corporation has full power and authority to enter into this Lease and that he or she is authorized to execute this Lease on behalf of the corporation. Tenant shall deliver to Landlord upon demand evidence of such authority reasonably satisfactory to Landlord

                  (ii) If Tenant signs as a partnership, the person executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and validly existing partnership, in good standing, qualified to do business in the Commonwealth of Virginia, that the partnership has full power and authority to enter into this Lease and that he or she is authorized to execute this Lease on behalf of the partnership. Tenant shall deliver to Landlord upon demand evidence of such authority reasonably satisfactory to Landlord.

                  (iii) The person executing this Lease on behalf of Landlord hereby represents and warrants that Landlord is a duly formed and validly existing Federally Charted Credit Union, in good standing, qualified to do business in the Commonwealth of Virginia, that Landlord has full power and authority to enter into this Lease and that he or she is authorized to execute this Lease on behalf of the Landlord. Landlord shall deliver to Tenant upon demand evidence of such authority reasonably satisfactory to Tenant

         25.12 Compliance Costs. In the event any legal action is undertaken by one of the parties to this Lease as a result of the failure of the other party to comply with any term of this Lease, the breaching party shall pay to the other party, in addition to any other relief which may be granted, the other party's reasonable costs of litigation, including, but not limited to attorney's fees, travel costs, expert witnesses, discovery and court costs, and other expenses necessitated by the litigator. If the parties cannot agree upon the amount of such costs, they shall request the court to determine the proper amount.

         25.13 Interpretation. This Least is governed by the laws of the Commonwealth of Virginia.

         25.14 Consent Clause. Wherever and whenever in this Lease Landlord's consent or agreement is required, unless otherwise provided, Landlord may withhold its consent for any reason whatsoever, unless a specific paragraph within this Lease states otherwise.

         25.15 No Personal Liability; Sale. Neither Landlord nor its Agents, nor Tenant nor its Agents, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease. If Landlord defaults in the performance of any of its obligations hereunder or otherwise, Tenant shall look solely to Landlord's equity, interest and rights in the Building and the proceeds thereof for satisfaction of Tenant's remedies on account thereof. In the event that the original Landlord hereunder, or any successor owner of the Building shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease occurring thereafter shall terminate as of the day of such sale, and thereupon all such liabilities and obligations shall be binding on the new owner subject to the provisions of Article XXII hereof. Tenant agrees to attorn to such new owner. Any successor to Landlord's interest shall not be bound by (i) any payment of Base Rent or Additional Rent for more than one (1) month in advance, except for the payment of the first installment of Base Rent for the initial Lease Year or as otherwise set forth in the Lease, or (ii) as to any Mortgagee or any purchaser at foreclosure, any amendment or modification of this Lease altering the term or rent due thereunder made without the consent of such Mortgagee.

         25.16 Time is of the Essence. Time is of the essence as to Tenant's and Landlord's obligations contained in this Lease.

         25.17 Force Majeure. Landlord shall be granted reasonable extensions in being required to perform any of its obligations under this lease, and Landlord shall not be liable for loss or damage for failure to perform during the period of any such reasonable extension, nor shall Tenant thereby be released from any of its obligations under this Lease, where such extension arises from or through causes beyond Landlord's control or causes of force majeure which are beyond Landlord's control, including acts of God, third party strikes, lockouts, labor difficulties, explosions, sabotage, accidents, riots, civil commotions, acts of war, results of any warfare conditions in this or any in foreign country, fire or casualty, government action or inaction, energy shortage or any other causes beyond Landlord's control or causes of force majeure beyond Landlord's control, unless such loss or damage results from the willful misconduct or gross negligence of Landlord

         25.18 Headlines. Caption and headings are for convenience of reference only.

         25.19 Memorandum of Lease. Tenant shall, at the request of Landlord, execute and deliver a memorandum of lease in recordable form. Tenant shall not record such a memorandum of this Lease without Landlord's consent. The party requesting recordation of a memorandum of this Lease shall be obligated to pay all costs, fees and taxes, if any, associated with such recordation.

         25.20    Intentionally Deleted

         25.21 Attorney-in Fact. If Tenant fails or refuses to execute and deliver any instrument or certificate required to be delivered by Tenant hereunder, including, without limitation, any instrument or certificate required under Article XXI or Section 25.4 hereof within the time periods required herein, then Tenant hereby appoints Landlord as its attorney-in-fact with full power and authority to execute and deliver such instrument or certificate for and in the name of Tenant.

         25.22 Effectiveness. The furnishing of the form of this Least shall not constitute an offer and this Lease shall become effective upon and only upon its execution by and delivery to each party hereto.

         25.23 Bankruptcy. If the Tenant shall (i) make an assignment for the benefit of creditors, (iii) be unable to pay its debts as they become due in the normal course, (iii) or acquiesce in a petition in any court whether or not pursuant to any statute of the United States or of any state, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, or (iv) make an application in any such proceedings for, or acquiesce in, the appointment of a trustee or receiver for it, over all or any portion of its property, or (v) if any petition shall be filed against Tenant in any court (whether or not pursuant to any statute of the United States or of any state) in bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, and (i) Tenant shall thereafter be adjudicated a bankrupt or insolvent, or (ii) such petition shall be approved by any such court, or (iii) such proceedings shall not be dismissed, discontinued or vacated within thirty
(30) days after such petition is filed; then, in any of said events, this Lease shall immediately cease and terminate, at the option of the Landlord, with the same force and effect as though the date of occurrence of said event was the day fixed herein for expiration of the term of this Lease.

         25.24 Prohibition Against Recording. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant. Landlord shall have the right to record a memorandum of this Lease, and Tenant shall execute, acknowledge and deliver to Landlord for recording any memorandum prepared by Landlord.

         25.25 Easements. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easement, rights dedications, maps and restrictions do not unreasonably interfere with the use of the Premises and the Common Areas by Tenant. Tenant shall sign any of the aforementioned documents within ten (10) days after Landlord's request and Tenant's failure to do so shall constitute a material default by Tenant. The obstruction of Tenant's view, air, or light by any structure erected in the vicinity of the project, whether by Landlord or third parties, shall in no, way affect this Lease or impose any liability upon Landlord.

         25.26 Transportation Management. Tenant shall fully comply with all present or future programs implemented or required by any governmental or quasi-governmental entity or Landlord to manage parking, transportation, air. pollution, or traffic in and around the project or the metropolitan area in which the project is located.

         25.27 Security Measures. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures (except as outlined in Exhibit B-2) for the benefit of the Premises or the project, and Landlord shall have no liability to Tenant due to its failure to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant's agents, employees, contractors and invitees from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from implementing security measures for the project or any part thereof; in which event Tenant shall participate in such security measures and the cost thereof shall be included within the definition of Landlord's Operating Expenses. Landlord shall have the right, but not the obligation, to require all persons entering or leaving the project to identify themselves to a security guard and to reasonably establish that such person should be permitted access to the project.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the Date of Lease.

ATTEST/WITNESS:                            LANDLORD:
--------------                             --------
                                           NORTHWEST FEDERAL CREDIT UNION


                                           By:
------------------------------------              ------------------------------


Name:                                      Name:
        ----------------------------              ------------------------------


Title:                                     Title:
        ----------------------------              ------------------------------


                                           Date:
                                                  ------------------------------


ATTEST/WITNESS:                            TENANT:
--------------                             ------
                                           PREDICTIVE SYSTEMS, INC., a Delaware
                                           corporation


                                           By:
------------------------------------              ------------------------------


Name:                                      Name:
        ----------------------------              ------------------------------


Title:                                     Title:
        ----------------------------              ------------------------------


                                           Date:
                                                  ------------------------------

STATE OF NEW YORK
COUNTY OF NEW YORK

         I, the undersigned, Notary Public in and for the jurisdiction aforesaid do hereby certify that predictive Systems, Inc., a Delaware corporation, whose signature is signed to the foregoing Deed of Lease, personally appeared before me this_____ day of _____ 2000, and acknowledged the same before me and in my jurisdiction aforesaid.

                                           -------------------------------------
                                           Notary Public

My commission expires:  ___________

STATE OF VIRGINIA
COUNTY OF FAIRFAX

         i, the undersigned, Notary Public in and for the jurisdiction aforesaid do hereby certify that __________________ (Title), whose name is signed to the foregoing Deed of Lease, personally appeared before me this 24 day of July, 2000, and acknowledged the same before me and in my jurisdiction aforesaid.

                                           -------------------------------------
                                           Notary Public

My commission expires:  ___________

                                  EXHIBIT A-1

                         PLAT SHOWING LAND AND BUILDING

                                   [GRAPHIC]

                                  EXHIBIT A-2

                           PLAN SHOWING THE PREMISES

                                   [GRAPHIC]

                                  EXHIBIT A-3

     PLAN SHOWING PROJECT, ALL EXISTING BUILDING, AND BUILDING TO BE BUILT





                                   [GRAPHIC]

                                  EXHIBIT B-1

                                 WORK AGREEMENT

         THIS WORK AGREEMENT is hereby attached to and made part of the Deed of Lease dated July ___M 2000 entered into by and between Northwest Federal Credit Union, a Federally chartered Credit Union, as Landlord, and Predictive Systems, Inc., a Delaware corporation, as `tenant (the "Lease"). All terms used in this Work Agreement have the same meaning as they have in the Lease.

1.       ARCHITECTURAL DESIGN SERVICES.

         Landlord shall engage HBE, pursuant to a written fee schedule attached herein as Exhibit L, to provide a space plan and completed, finished and detailed architectural drawings and specifications for all work to be provided by Landlord under Paragraph 4 hereof, which drawings and specification shall be completed at Tenant's sole cost and expense, which shall be payable out of the Tenant Allowance, as hereinafter defined to the extent that funds are available therefrom for such purpose and subject to the limitation set forth in Paragraph 4 hereof. The architect who prepares such drawings and specifications is hereinafter referred to as the "Space Planner." Landlord shall cause HBE to consult with Tenant and follow Tenant's instructions concerning the layout, design and specifications for Tenant's Work. Any architectural drawings and specifications which are completed for Additional Tenant Work, as defined in Paragraph 4 hereof shall also be prepared by HBE at Tenant's expense subject to the agreed fee schedule. All such plans are expressly subject to Landlord's review and written approval which shall not be unreasonably withheld or delayed (Landlord's failure to respond to within five (5) business days to be deemed Landlord approval thereof).

2.       ENGINEERING DESIGN SERVICES.

         Landlord shall engage HBE, pursuant to a written fee schedule. These services shall be payable out of the Tenant Allowance, as hereinafter defined, to the extent that funds are available therefrom for that purpose. Landlord shall provide the design services of HBE, a licensed professional engineer (the "Engineer"), to prepare complete Building standard mechanical and electrical plans and specifications, as necessary for the Tenant's Work to be performed pursuant to Paragraph 4 hereof. Any mechanical or electrical plans shall be prepared by the Engineer at Tenants sole cost and expense, which shall be payable out of the Tenant Allowance, as hereinafter defined to the extent that funds are available therefrom for that purpose. Landlord shall cause the Engineer to consult with Tenant and follow Tenant's reasonable instructions concerning the layout, design and specifications for Tenant's Work. All such plans arc expressly subject to Landlord's review and written approval which shall not be unreasonably withheld, conditioned or delayed (Landlord's failure to respond to within five (5) business days to be deemed Landlord approval thereof).

3.       TENANT'S DEADLINE DATE.

         Tenant covenants and agrees to deliver to Landlord Tenant's approval of, or comments on, all final detailed architectural plans and specifications and engineering plans for the Tenant's Work and Additional Tenant Work, if any, sufficient to obtain bids for the Tenant's Work and Additional Tenant Work, if any, within five (5) business days after Landlord's delivery of such plans and specifications to Tenant ("Tenant's Deadline Date"). Such plans and specifications as approved by Tenant are hereinafter referred to as the "Final Plans and Specifications". Any and all changes made to the Final Plans and Specifications subsequent to Tenant's Deadline Date shall be at the sole cost of Tenant.

4.       TENANT'S WORK.

         Landlord shall make available for the performance of Tenant's Work, and for the other purposes hereinafter specified, an allowance (the "Tenant Allowance") in an amount equal to the product of (i) Thirty and 00/100 Dollars ($30.00) multiplied by (ii) the number of rentable square feet comprising the Premises equal to 28,169 square feet, or Eight Hundred Forty-Five Thousand Seventy and 00/100 Dollars ($845,070,00). Landlord shall perform the Tenant's

Work and shall pay directly to its general contractor and other service providers and vendors the cost of performing all improvements shown and contemplated by the final Plans and Specifications (the "Tenant's Work"), including, but not limited to, the cost of all permits and governmental inspections, including Tenant's Certificate of Occupancy which Landlord shall obtain; all architectural and engineering fees subject to the limitation hereinafter set forth, and a construction supervisory fee to Landlord in an amount equal of three and one-half percent (3.5%) of the hard costs of the Tenant's Work and any Additional Tenant Work (as hereinafter defined), all of which costs shall be payable out of the Tenant allowance to the extent that the Tenant Allowance is sufficient for that purpose, and any excess amount of which costs shall be paid by Tenant within thirty (30) days following Tenant's receipt of an invoice therefor from Landlord; provided, however, that the portion of the Tenant Allowance which may be utilized for architectural and engineering fees shall not exceed, $56,338 in the aggregate, said amount being equal to the product of (i) Two Dollars ($2.00) multiplied by (ii) the number of rentable square feet comprising the Premises. As used in this Paragraph 4, the term "hard costs of the Tenant's Work and any Additional Tenant Work" shall mean all costs of such work except architectural and engineering fees, building permit fees and the costs of preparation and reproduction of plans and specifications. All elements of the Tenant's Work shall be competitively bid and subject to Tenant's prior approval unless not reasonably possible due to market conditions, availability, and time constraints; provided, however, that any delay resulting from any modifications to the Final Plans and Specifications requested by Tenant after the bids have been submitted shall be deemed to be a Tenant Delay.

         Landlord shall engage HBE as the general contractor to perform Tenant's Work and Additional Tenant Work as hereinafter defined, if any. HBE will endeavor to bid each major component of Tenant's Work and Additional Tenant Work, as hereinafter defined, if any, to at least three (3) subcontractors. Landlord shall provide Tenant with HBE's fees for architectural and engineering services, overhead, general conditions, profit, and change orders prior to Lease execution.

5.       ADDITIONAL TENANT WORK

         If Tenant shall desire any work to be performed by Landlord in the Premises, other than the Tenant's Work, that is, any work the cost of which is in excess of the funds available for that purpose from the Tenant Allowance ("Additional Tenant Work"), all Additional Tenant Work shall be performed at Tenant's sole expense.

         Tenant shall have the right To order extra work or change orders with respect to the construction of the Tenant's Work with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed unless Landlord reasonably determines that such extra work or change orders will delay substantial completion of Tenant's Work. If Landlord determines that Tenant's requested change order, while otherwise acceptable, will delay substantial completion of Tenant's Work, Landlord shall advise Tenant of such determination and, if Tenant shall still desire to proceed with the change order, Landlord shall perform the requested work but any resulting delay in the substantial completion of Tenant's Work shall be deemed to be a Tenant Delay. If Landlord approves any Additional Tenant Work, then, at the time of such approval, it shall advise Tenant as to whether such Additional Tenant Work will need to be removed by Tenant upon the expiration of the Term as set forth in the Lease. Tenant shall pay for any increase in the actual cost of constructing the Tenant's Work occasioned by a change to the Final Plans and Specifications requested by Tenant, including, but not limited to, contractor's usual and customary overhead and profit as set forth in the fee schedule provided to Tenant prior to Lease execution. Said payment by Tenant shall be made within thirty (30) days following Tenant's receipt of an invoice therefor from Landlord, which invoice may be issued as early as Landlord's approval of the change order.

         The failure of Tenant to pay any portion of the cost of the Additional Tenant Work within thirty (30) days following Tenant's receipt of an invoice therefor from Landlord shall constitute an Event of Default under the Lease entitling Landlord to exercise all rights and remedies. In the event of an Event of Default by Tenant which results in a termination of the Lease, Landlord shall also be entitled to damages in respect of Tenant's Work undertaken on behalf of Tenant.

6.       SUBSTANTIAL COMPLET10N OF TENANT'S WORK.

         Tenant's Work shall be considered "substantially complete" for all purposes of this Work Agreement and the Lease if Landlord has performed or completed substantially all of Tenant's Work, except (a) punch list items and details of construction, decoration or adjustment which do not materially interfere with Tenant's ability to occupy the Premises, or to complete improvements to the Premises to be made by Tenant and/or (b) custom or specialty items requested by Tenant for Tenant's Work or Additional Tenant Work and other items which cannot be completed until said custom or specialty items arc delivered, or Tenant's Work or Additional Tenant Work requiting use of such items is completed, provided that Landlord shall have advised Tenant during the plan approval process set forth herein that such custom or specialty items might not be available prior to the date of substantial completion of Tenant's Work,
(2) all necessary means of access and all facilities necessary to Tenant's occupancy of the Premises, including corridors, elevators and stairways, heating, ventilating, air-conditioning, sanitary, water, electrical, lighting and power facilities, have been installed and are in good operating order and available to Tenant in accordance with Landlord's obligations under the Lease,
(3) a valid and effective certificate of occupancy permitting the use of the Premises for the purposes for which the Premises are being demised has been obtained by Landlord; and (4) Tenant has been given at least 15 days but no more than 25 days prior written notice of the date that the Premises will be so substantially completed.

7.       DATE OF SUBSTNATIAL COMPLETION, NO LIABILITY, ETC.

         Landlord shall use reasonable efforts to substantially complete Tenant's Work within ninety (90) calendar days after Tenant's Deadline Date or the date on which Landlord receives from Tenant the Final Plans and Specifications set forth in Paragraph 3 hereof, whichever is later. However, except as otherwise expressly set forth in the Lease, Landlord shall in no event be liable or subject to any claim for failure to substantially complete Tenant's Work by such date or for delay or inability to deliver possession of the Premises to Tenant for any reason. Landlord shall be delayed in substantially completing said work as a result of:

         (a) Tenant's failure to furnish to Landlord, on or before the dates and time periods set forth in Paragraphs 3 and 5 hereof, Tenant's approval of, or comments on, the plans and specifications, information. requirements and/or approvals for any work to be done hereunder,

         (b) Tenant's request for changes in plans subsequent to Tenant's Deadline Date;

         (c) Tenant's failure to approve the plans, specifications or cost estimates for Additional Tenant Work or make any payment within the time required under Paragraph 5 hereof.;

         (d) Tenant's request for materials, finishes or installations other than Landlord's Building Standard; or

         (e) The result of the Tenant's, its agents', or employees' acts, failure to act, or failure to act in a timely manner;

then, solely for the purposes of determining the commencement date of Tenant's liability for rent and other charges under the Lease, such delay shall neither postpone the Lease Commencement Date nor the date of substantial completion by Landlord or occupancy by Tenant of the Premises.

         On or before Tenant takes possession of the Premises, Landlord and Tenant shall walk through the Premises and shall agree upon a punch list of items to be completed by Landlord. Landlord shall use reasonable diligent efforts to complete all items on said punch list within thirty (30) days after the punch list is completed, but, if reasonably possible, in no event shall the punchlist items not be completed within sixty (60) days of substantial completion of Tenant's work. Except with respect to latent defects and other defects not apparent by an inspection of the Premises and such punch1ist items, the taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises are in good and satisfactory condition at the time possession is taken, that Tenant's Work is substantially complete and that Tenant's Work is satisfactory, with the exception of punchlist items remaining to be done or repaired as of the date Tenant accepts possession.

8.       TENANTACCESS.

         Provided that Landlord has substantially completed Tenant's Work, or if the work to be performed by Tenant will not delay the substantial completion of Tenant's Work, Landlord shall permit Tenant and its agents to enter the Demised Premises prior to the Lease Commencement Date to enable Tenant to perform such work as Landlord shall reasonably approve and install decorations, provided that Tenant and its agents and contractors shall be deemed to be bound by all of the terms, covenants, provisions and conditions of the Lease (other than the obligation to pay rent), including but not limited to Paragraph 14.2 regarding Tenant's indemnification obligations, Paragraph 11.2 regarding Tenant's obligation to repair injury, loss or damage which may occur to any of Tenant's installation made prior to the Lease Commencement Date, and Article XV regarding insurance, the same being installed and maintained solely at Tenant's risk.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Agreement under seal as of the day and year first above written.

WITNESS                                    LANDORD:

                                           NORTHWEST FEDERAL CREDIT UNION,
                                           a Federally Chartered Credit Union


                                           By:
                                                --------------------------------

                                           its:
------------------------------------             -------------------------------

WITNESS/ATTEST:                            TENANT:

                                           PREDICTIVE SYSTEMS, INC., a Delaware
                                           Corporation


                                           By:
                                                --------------------------------

                                           its:
------------------------------------             -------------------------------

                                  EXHIBIT B-2

                     BASE BUILDING DEFINITION AND AMENITIES

Building Areas
--------------
o        Approximately 130,176 rentable square feet on five (5) floors

Building Mechanical Electrical and P1umibing Systems
----------------------------------------------------
o Enclosed penthouse with HVAC system containing three air handling units with return air fans and chilled water cooling unit
o        VAV system with two zones per floor. HVAC building capacity is 450 tons
o        Gas-fired boiler will provide hot water for the reheat coil
o Four and one half (4.5) watts per square foot of high voltage power (480/277 volts, 3 phase, 4 wirc) for tenant lights and receptacles
o        Four wetstacks per floor

Structure
---------
o        Structural steel frame with 13' slab-to-slab
o        Bay size will be 25' by 25'
o        Precast concrete panel exterior walls to match the existing 200 Spring
         Street
o Single-ply elastomeric membrane and ballast over nominal rigid isocyanurate foam insulation roofing system
o Three (3) 3,500 lb. capacity elevators and one (1) 4,500 lb. capacity freight elevator with dual entry; all electric

Base Building! and Amenities
----------------------------
o        Completed lobby with first-class finishes
o Completed elevator lobby, common area corridors (stairwell-to-stairwell), men's and women's restroom, stairwells, an electric closet, telecommunication riser closet, mechanical closet, and all common area life-safety and fire equipment (including any pull stations, fire extinguishers, illuminated exit signs, and smoke detectors)
o Demising walls for common corridors complying with minimum code requirements for the separations of exit corridors from office areas
o Base building entry security system with after-hours card entry stations at exterior entrances and exercise room Security call stations will be located in parking lot and structure
o Ground level 125 KVA diesel powered emergency generator is provided automatically starting upon loss of normal power
o Common Area kitchen with vending area and dining/meeting room plus outdoor terrace located on the first floor available for tenant use
o Common conference room located on the first floor available for tenant use
o 2,000 square foot exercise room located on the third floor with cardiovascular and weight lifting equipment, and men's and women's showered locker rooms available for tenant use
o The Building Amenities are subject to Rules and Regulations to be established, in the discretion of Landlord, for the reasonable and equitable use of all tenants.

Tenant Areas
------------
o Thermal break fixed type Windows with clear anodized finish style and 5' mullions with 1" reflective insulated glass
o        Horizontal blinds on the windows
o Finished ceiling heights of 10' on the first floor and 9'3" on the upper floors
o Operational sprinkler loop on each floor with beads turned down. Final distribution from the loop shall be at Tenant's expense
o Fully prepped gypsum board surface, ready to receive Tenant's finishes, on all core walls, and column wraps 2'x2' reveal edge ceiling grid system
o        Average VAV box placement is 1:675 rentable square feet

                                   EXHIBIT C

                             RULES AND REGULATIONS

         1. The following Rules and Regulations now in effect govern Tenant's use of the Premises and any part of the Project or Property used in common by all tenants. Tenant will be bound by such rules and regulations and agrees to cause Tenant's employees, agents, contractors, suppliers, invitees, and licensees to observe the same.

         2. The entrance, lobbies, passages, corridors, elevators and stairways shall not be encumbered or obstructed by Tenant, or Tenant's Agents, or be used by them for any purpose other than for ingress and egress to and from the Premises. Tenant shall not place or permit its Agents to place any trash or other objects anywhere within the Building or the land, other than within the Premises, without first obtaining Landlord's written consent.

         3. No curtains, blinds, shades, screens or signs other than those furnished by Landlord shall be attached to, hang in or used in connection with any window or door of the Premises without prior written consent of Landlord. Interior signs on the suite entry doors shall be painted or affixed for Tenant by Landlord or by sign painters first approved by Landlord at the expense of Tenant and shall be of a size, color and style acceptable to Landlord. Further, Tenant agrees not to place anything in close proximity to any window or glass area of the Premises which may appear from the outside of the Premises.

         4. If Landlord has installed or hereafter installs any shade, blind or curtain in the Premises, Tenant shall not remove the same without first obtaining Landlord's written consent thereto.

         5. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

         6. Tenant may request heating and/or air conditioning during periods in addition to normal working hours by submitting its request in writing to the Building Manager's office no later than 12:00 p.m. the preceding workday (Monday through Friday) on forms available from the Building Manager. The request shall clearly state the start and stop hours of the "off-hour" service. Tenant shall submit to the Building Manager a list of personnel who are authorized to make such requests. Charges are to be governed by the provisions of Tenant's Lease.

         7. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish bags or other articles/substances (including, without limitation, coffee grounds) shall be thrown therein.

         8. No cooking shall be done or permitted in the Building by Tenant or its Agent except in the Building's vending/dining area. Tenant may install and use microwave ovens in its Premises. Tenant shall not cause or permit any unusual or objectionable odors to emanate from the Premises.

         9. Tenant shall not make or permit any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises by the use of any musical instrument, radio, television set, other audio device, unmusical noise, whistling, singing or in any other way.

         10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows of the Promises without simultaneously delivering to Landlord a set of keys nor shall any changes be made in locks or the mechanism thereof without prior notice to and the approval of Landlord not to be unreasonably withheld. Tenant shall, upon the termination of its Lease, return to Landlord all keys to the Premises and other areas furnished to, or otherwise procured by Tenant. In the event of the loss of any such keys, Tenant shall pay Landlord the cost of replacement keys.

         11. Tenant shall not use or occupy or permit any portion of the Premises to be used or occupied as an employment bureau or for the storage, manufacture or sale of liquor, narcotics, or drugs. The Premises shall not be used, or permitted to be used, for lodging or for any immoral or illegal purpose.

         12. Landlord reserves the right to control and operate the Common Areas (e.g., parking garage, loading areas, vending/dining area, and workout facility) in such manner as it deems best for the benefit of the Building tenants. Landlord may exclude from all or a part of the Common Area at all hours on Monday through Friday, except 8:00 a.m. to 6:00 p.m., and at all hours on Saturday, except 8:00 a.m. to 1:00 p.m., and all day Sunday and federal holidays all persons who do not present a pass to the Building signed by Landlord or other suitable identification satisfactory to Landlord. Landlord will furnish passes to persons for whom Tenant reasonably requests such passes, Tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for all acts of such persons. Neither Tenant nor its employees, contractors, supplies, invitees, or licensees shall go on any roof or ladder, in any mechanical rooms, or climb on any exterior structures of any nature on the Property without Landlord's prior written consent

         13. Tenant shall have the responsibility for the security of the Premises and, before closing and leaving the Premises at any time, Tenant shall see that all entrance doors are locked and all lights and office equipment within the Premises are turned off, and Landlord shall have no responsibility relating thereto.

         14. In connection with the delivery of receipt of merchandise, freight or other matter, no hand trucks or other means of conveyance shall be permitted, except those equipped with rubber tires, rubber side guards or such other safeguards as Landlord may require.

         15. No animals of any kind, except seeing-eye dogs, shall be brought into or kept about the Land or the Building by Tenant or its Agents.

         16. So that the Building may be kept in a good state of cleanliness, Tenant shall permit only Landlord's employees and contractor's to clean its Premises unless prior thereto Landlord otherwise consents in writing.

         17. Tenant shall keep the windows and doors of the Premises including, without limitation, those opening on corridors and all doors between any room designed to receive heating or air conditioning service and room(s) not designated to receive such service closed while the heating or air conditioning system is operating in order to minimize the energy used by, and to conserve the effectiveness of, such systems.

         18. Normal business hours are 8:00 a.m. to 7:00 p.m. Monday through Friday, 8:00 a.m. to 1:00 p.m. Saturday. Holidays as outlined in Exhibit D are excluded.

         19. Landlord reserves the right, exercisable without notice and liability to Tenant, to change the name and address of any part of the Building or Property. In addition, Landlord reserves the right to alter the parking structure or surface parking lots and to relocate the conference and dining area of the Building, and the exercise facility of the Building. In addition, Landlord reserves the right, exercisable without notice and liability to Tenant, to construct a third building within Enterprise Office Project.

         20. The Premises will not be used for lodging nor for any improper, immoral, or objectionable purpose. No cooking will be done or permitted on the Premises or elsewhere on the Property without Landlord's consent, except that the preparation of coffee, tea, hot chocolate, and similar beverages and employee use of a microwave oven will be permitted, provided that such equipment and use is in accordance with all applicable. federal, state, county, and city laws, codes, ordinances, and any manufacturer's guidelines and recommendations.

         21. Except for, the ordinary hanging of pictures and wall decorations, Tenant will not mark, drive nails, screw, cut, or drill into the partitions, woodwork, ceilings, or plaster, or in any way deface, mar, paint, or penetrate the Premises or any part of the Property, except in accordance with the Tenant Alteration provisions of the Lease. Additionally, Tenant will not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord.

         22. No electrical wiring, outlets, or apparatus shall be installed or altered by Tenant, except in accordance with the Tenant Alteration provisions of the Lease. Landlord reserves the right to direct where and how telephone and telegraph wires are to be introduced to the Premises. Tenant may not alter or overburden the designed capacity of any existing electrical outlets,

         23. Tenant shall not place or affix any radio or television antennas, satellite dishes, loudspeakers or similar devices, awnings, outside furniture, etc. on the roof, exterior walls, or outside of any building or any other part of the Property without Landlord's prior written approval. Additionally, Tenant will not place any signs, advertising, billboards, lighting, or any other devices or means of advertising or identification on property adjacent to the Property that in Landlord's opinion obstructs, impairs, restricts, or in any way, in Landlord's opinion, negatively affects the Property or would not be permitted by the terms of this Lease or these Rules and Regulations if such action were taken on the Property.

         24. Landlord reserves the right to prescribe the weight, size, and position of all equipment, materials, furniture, or other property brought on to the Property. Such Landlord approved items shall be moved in or about the Property under the direction of Landlord and in a manner and at such times that will not inconvenience any tenant. Landlord reserves the right to prohibit or impose conditions upon the installation of objects which may overload any floor.

         25. All parking facilities of the Property shall be regulated by Landlord and may be modified or amended as Landlord deems necessary. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. Users of the parking areas will obey all posted signs and not impede the flow of traffic. Washing, waxing, cleaning, or servicing of any vehicle is prohibited. No campers, recreational vehicles, or trailers are permitted and all disabled vehicles must be removed within 24 hours. "For Sale" signs or any other advertising is not permitted on or about any parked vehicle. No vehicles shall be brought into or kept in the Premises. Landlord reserves the right to tow, without cost or liability to Landlord, any vehicle: 1) parked in an unauthorized or illegal parking area, or 2) whose audio theft alarm system remains engaged for an unreasonable period, and 3) belonging to any violator of any of Landlord's parking rules and regulations. Further, in addition to all of its other rights and remedies, Landlord reserves the right to refuse to permit any person to park within the Property who violates any of these rules and other regulations which Landlord may establish.

         26. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery, and pilferage, which includes keeping Premises' doors locked and all doors into common areas such as doors into entrances, public corridors, lobbies, etc., closed, except for normal ingress and egress.

         27. No signage, notices, or advertisements may be placed by Tenant anywhere outside of its Premises and all signage must comply with the Sign Criteria exhibit attached to and made a part of this Lease and any other terms and conditions of these Rules and Regulations and the Lease.

         28. Tenant shall not use any method of heating or air conditioning other than as provided by Lessor without Lessor's prior written consent.

         29. Landlord may prohibit smoking within Tenant's Premises, the Project, or any part thereof, and may require Tenant and any of its agents, employees, suppliers, customers, guests, and invitees who desire to smoke to smoke within specifically designated smoking areas, which Landlord may change from time to time. It will be Tenant's sole responsibility to ascertain from Landlord the specific smoking program in effect at the Property at the time of its lease commencement. Any smoking program implemented by Landlord will be strictly enforced.

         30. No heavy items may be transported by elevator if such item or items exceed the load capacity of the elevator. Tenant's initial move in and subsequent deliveries of bulky items, such as furniture, equipment, supplies, merchandise, safes and similar items will be subject to reasonable scheduling and approval of persons moving such items by Lessor. Deliveries during normal office hours shall be limited to normal office supplies and other small items. Tenant shall be responsible for protecting elevator interior and exterior finishes and flooring whenever items are transported in them on Tenant's behalf.

         31. Landlord and its agents reserve the right to exclude from the building any unknown person, or any person otherwise improperly identified. Landlord shall in no case be liable for any damages for any error with regard to the admission to or exclusion from the building of any person. In the case of invasion, mob, riot, public excitement, or any other circumstance which Landlord, in its sole discretion, believes will place tenants or amend the Property in jeopardy, Landlord reserves the right to prevent access to the building during the continuance of same by such action as Landlord may deem appropriate.

         32. Tenant's designated representative shall notify Landlord promptly of any required maintenance items for which Landlord is responsible. Employees of Landlord will not perform any work or do anything outside of their regular duties unless under special instruction by Landlord.

         33. These Rules and Regulations are in addition to, and will not be construed to in any way Modify or amend, whole or in part, the terms, covenants. agreements, and conditions of the Lease. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord will be construed as a waiver of such Rules and Regulations in factor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Property.

         34. Landlord reserves the right to modify, amend, or make such other reasonable and nondiscriminatory Rules and Regulations which may be adopted.

                                   EXHIBIT D

                                    HOLIDAYS

January 1 - New Year's Day

President's Day

Memorial Day

July 4 - Independence Day

Labor Day

Thanksgiving Day

December 25 - Christmas Day

These are the Building's holidays recognized by Landlord when building services shall not be provided

                                   EXHIBIT E

                            CLEANING SPECIFICATIONS

A.       General

         1. All cleaning work will be performed between 5 p.m. and 12 midnight, Monday through Friday, unless otherwise necessary for stripping, waxing, etc:

         2. Abnormal waste removal (e.g., medical or toxic waste, computer installation paper, bulk packaging, wood or cardboard crates, refuse from cafeteria operation, etc.) shall be Tenant's responsibility.

B.       Daily Operations (5 times per week)

         1.       Tenant Area

                  a. Empty and clean all waste receptacles; wash receptacles as necessary-

                  b.       Vacuum all rugs and carpeted areas.

                  c.       Empty, damp-wipe and dry all ashtrays.

         2.       Lavatories

                  a.       Sweep and wash floors with disinfectant.

                  b.       Wash both sides of toilet seats with disinfectant

                  c.       Wash all mirrors, basins, bowls, urinals.

                  d.       Spot clean toilet partitions.

                  c. Empty and disinfect sanitary napkin disposal receptacle

                  d. Refill toilet tissue, towel, soap, and sanitary napkin dispensers.

         3.       Public Areas

                  a. Wipe down entrance doors and clean glass (interior and exterior).

                  b. Vacuum elevator carpets and wipe down doors and walls.

                  c.       Clean water coolers.

C.       Operations as Needed (but not less than every other day)

         1.       Tenant Areas, Lavatories, Public Areas

                  a. Clean all resilient floor areas and bring Finish to a shine.

D.       Weekly Operations

         1.       Tenant Areas, Lavatories, Public Areas

                  a. Hand-dust and wipe clean all horizontal surfaces with treated cloths to include furniture, office equipment, window sills, door ledges, chair rails, baseboards, convector tops, etc., within normal reach.

                  b. Remove finger marks from private entrance doors, light switches, and doorways.

                  c.       Clean and wax, if necessary, all stairways.

E.       Monthly Operations (Or more often as needed)

         1.       Tenant and Public Areas

                  a. Thoroughly vacuum seat cushions on chairs, sofas, etc.

                  b.       Vacuum and dust grillwork.

         2.       Lavatories

                  a.       Wash down interior walls and toilet partitions.

F. As required and Weather Permitting, but not less often than Semi-annually.

         1.       Entire Building

                  a.       Clean inside of all windows.

                  b.       Clears outside of all windows.

G.       Yearly (Or more often as needed)

         1.       Tenant and Public Areas

                  a.       Strip and wax all resilient tile floor areas.

H.       Cafeteria/Vending Installation

         1. Any space to be used primarily for lunchroom or cafeteria operation will be Tenant's responsibility to keep clean and sanitary. This includes appliances that are specifically for Tenant's space, i.e., dishwasher, refrigerator, washer, dryer, microwave.

         2. If Tenant should at same later date require vending machines, machine installation and clean-up are the responsibility of the Tenant.

                                   EXHIBIT F

                       SMART DISPUTE RESOLUTION PROCEDURE

I.       Preliminary.

         1. Any dispute regarding the terms of a contract, agreement, or business relationship between the parties herein, or involving employees, agents, or other representatives of the parties, shall be resolved, at the election of either party, by the following "SMART" procedure ("Sensible Method for Addressing and Resolving Troubles").

         2. SMART shall be Initiated by one party's sending a certified letter to the other, requesting a resolution of a dispute described in the letter. Such a request shall be made in a timely manner, normally within 3 months after the event which initiated the dispute. Any question regarding timeliness, and its effect on the merits of the claim or costs of and effectiveness of its defense, shall be decided by the arbitrator(s), and may be a factor in the amount or appropriateness of any award, their decision to be final. A document request not to exceed 100 pages in length may accompany such letter.

         3. Within 14 days after the receipt of such notice, each party shall designate a representative to meet in formally to attempt to resolve the dispute.

         In the event that the patties are unable to resolve the matter between them within 30 days after the date of the initial letter, either party may, by a second letter served certified mail on the other party, initiate proceedings for a final and binding resolution of such dispute, controversy or claim by arbitration following the procedures herein set forth, along with a requested award.

II.      Arbitration.

         1. If the award requested is under $50,000, all evidentiary hearings and decisionmaking shall be accomplished by a single arbiter.

         If the parties cannot agree on the arbiter, within 15 days after the date of the second letter they shall each appointed a representative, and the two representatives shall within 10 days jointly nominate the arbiter. Such arbiter shall have at least 10 years active prior experience in the business field in which the dispute arises.

The arbiter shall issue a written report explaining the award.

         2. If the award requested is greater than $50,000, or involves relief other than money damages, upon request of either party, the hearings and decisionmaking shall be accomplished by two designated representatives, one appointed by either side, each of which shall have at least 10 years active prior experience in the business field in which the dispute arises. Either party, if it so chooses, may designate a representative employed by, or otherwise affiliated with, the party so designating.

         Within 10 days of their appointment the designated representatives shall jointly appoint a neutral arbiter. Such arbiter shall have had significant prior experience in dispute resolution, as a judge, lawyer, arbitrator, or mediator, and prior experience in the business field in which the dispute arises.

         If an appointment is required and has not been made within the designated time period such a choice will be left up to the American Arbitration Association.

         The parties shall agree prior to the commencement of hearings whether the neutral arbiter shall participate in the hearings, or shall serve as a final decision maker based on the record only. If they cannot agree, the neutral arbiter shall participate in full.

         (i)      if the neutral arbiter does not attend the hearings:

         At the conclusion of the evidence, each designated representative shall make findings of facts and conclusions of law, together with a suggested award.

         If the higher of the two suggested awards is within 20% of the lower, or $30,000, whichever is greater, the amounts shall be compromised and such amount shall be the final reward. Should the suggested awards differ by more, the neutral arbiter shall pick one or the other amounts designated by the designated representatives, but shall not have the power to compromise these amounts. A written report by the neutral arbiter will set forth findings of fact and conclusions of the law in addition to confirming the award. The neutral arbiter shall have power to vary the non-monetary aspect of any award.

         (ii)     if the neutral arbiter attends the hearings:

         The panel shall, by majority vote, issue findings of fact and conclusions of law in connection with its award.

         With either procedure, should the amount of the award exceed $250,000, or involve nonmonetary remedies, either party may appeal the correctness of the conclusions of law to the Federal Court of E.D. of Virginia. Findings of fact shall be subject to judicial review only if they are arbitrary and capricious, an abuse of discretion, or totally unsupported by the evidence, or deficient in other similar standards used for judicial review of administrative decisions in contested cases. Security for the party receiving an award shall be set by the court.

III.     General Provisions.

         1. Evidence. Rules for discovery, interrogatories, depositions, and other evidentiary issues and a schedule therefore shall be decided by the arbiter(s), in accordance with the procedures of the American Arbitration Association or other rules selected by the arbitrators in their sole discretion. Each party shall submit a discovery plan to the arbiters) and have it approved prior to requesting any discovery beyond the initial 100 pages. Oral depositions shall be discouraged unless a deponent cannot easily available for actual testimony. The time periods applicable to discovery shall be set to permit compliance with the scheduling provisions of 8) below.

         All evidence, whether written or oral, shall be deemed by the parties to be confidential, and it shall not be disclosed to any other person except to the extent reasonably necessary to assist counsel in the proceedings or in preparation for the proceeding.

         2. Schedule. The arbitration shall be conducted on an expedited schedule. Unless otherwise agreed by the parties, the initial submissions shall be made, and the hearing shall commence, within 45 days of the initiation of the arbitration. The hearings shall be completed within 30 days thereafter. The award shall be made within 15 days from the close of the hearing. Any failure to render the award within the foregoing time period shall not, however, affect the validity of such awards.

         3. Validity. Judgment on the award may be entered in any court having jurisdiction over the necessary party. The award of noncompensatory damages, if made, shall not exceed 50% of compensatory damages and shall be a nonappealable fact. The parties hereby waive their right to proceed judicially in any jurisdiction pending the outcome of the SMART proceedings as outlined above.

         4. Costs. Each party shall bear its own costs for representation and preparation. The costs for any neutral arbiter shall be shared equally by the parties.

         Should a party challenge the existence, validity, tennis, or enforceability of these dispute resolution provisions, and if it does not prevail in its challenge, it shall pay the costs and fees as determined by the arbitrator(s).

         At any time during the proceedings either party shall have the opportunity to submit an offer for settlement to the opposing party which may be sealed or presented publicly to the arbiter(s), as the initiating party so chooses. Subsequent offers may be made earlier ones be rejected.

         Should the final award be more favorable to the party making such offer of settlement than the pending offer which was not accepted, the party which did not accept such offer shall pay all costs of arbitration, including without limitation the cost to the other party of its expert witnesses, discovery costs, stenographic fees, and attorney's fees. Such reimbursements, however, shall be limited to the difference between the offer rejected and the actual award. The arbiters shall have the power to award partial costs in the event of a multifaceted award.

         10. Supplemental Procedure. The arbitration shall be governed by such of the general and special rules of the American Arbitration Association
(AAA) in force as of the date of the proceedings as are not inconsistent with the provisions herein. Should any language contained herein require interpretation beyond the scope of discretion of the arbiter(s), the parties authorize the AAA to perform this role.

         11. Review. Prior to the final issuance of any required written report prepared as part of an award, a draft of such report shall be circulated to the parties, giving each the opportunity to comment on the reasoning employed, and the accuracy of the calculation of the award. The arbiter shall set time limits to govern the comment procedure, and may or may not respond to the comments, or revise the award after reading them.

         12. Choice of Law. The law applied shall be that of Virginia, United States of America, but if sufficient authority in a particular area of the law is lacking, precedent from other leading industrial states, such as New York, Illinois, or California, may be invoked,

                                   EXHIBIT G

                         TENANT'S ESTOPPEL CERTIFICAGE

         PREMISES:
                      ----------------------------------------------------------

         LANDLORD:
                      ----------------------------------------------------------

         LEASE DATED:                                              (the "Lease")
                      ---------------------------------------------

         TENANT'S NOTICE ADDRESS:
                                   ---------------------------------------------


                                                --------------------------------


                                                --------------------------------


         The undersigned, Tenant, hereby certifies to NORTHWEST FEDERAL CREDIT UNION ("Landlord"), ______________________ ("Contract Purchaser") and to and to _______________________, ("Lender"), and to their respective successors and assigns, that:

                                  WITNESSETH:

         WHEREAS, by Deed of Lease dated __________________ 2000, (the "Lease") between Landlord and ______________________, as Tenant ("Tenant"), Landlord lease to Tenant certain space located in the building located at 220 Spring ` Street, Herndon, Virginia, ___________________________________ (the "Building"),
more fully described in said Lease (the "Premises"), for a term and upon the terms and conditions set forth in the Lease; and

         WHEREAS, pursuant to the terms of the Lease, Landlord is entitled to obtain from Tenant an Estoppel Certificate upon which Landlord, any prospective purchaser of the premises, and any mortgagee or prospective mortgagee of the premises may rely; and

         WHEREAS, Landlord has requested that Tenant provide to Landlord, Contract Purchaser and Lender such an Estoppel Certificate upon which Landlord, Contract Purchaser, Lender, and any successor owner of the Building may rely.

         NOW, THEREFORE, Tenant, intending to be legally bound, hereby represents and warrants to, and covenants with Landlord, Contract Purchaser, Lender, and all successors and assigns of Landlord, Contract Purchaser and Lender, as follows:

         1. The foregoing recitals are hereby incorporated by this reference as if fully set forth herein.

         2. Tenant has (i) exclusive of latent defects unconditionally accepted and taken possession of the Premises pursuant to the Lease, and (ii) commenced payment of rental at the rate and upon the terms called for in said Lease, effective as of _______________.

         3. The Lease term commenced on _______________, 2000. The termination date of the Lease term, excluding renewals and extensions, is ____________, 20__. Tenant has no right to renew the term of the Lease, other than, as set forth in said Lease, nor does Tenant have any expansion rights with respect to additional space in the Building.

         4. Subject to the discovery of latent defects, all improvements required by the terms of the Lease to be made by Landlord have been completed to the satisfaction of Tenant and in all respects, arid Landlord has fulfilled all of its duties under the Lease.

         5. The Lease has not been assigned, modified, supplemented or amended in any way, except for the following amendments dated as follows: (if none, state "None").

                              dated
---------------------------          --------------------------

                              dated
---------------------------          --------------------------

The Lease constitutes the entire agreement between the parties and there are no other agreements between Landlord and Tenant concerning the Premises.

         6. The Lease is valid and in full force and effect, and neither Landlord nor Tenant is in default thereunder. Tenant has no defense, setoff or counterclaim against Landlord arising out of the Lease or in any way relating thereof, of arising out of any other transaction between Tenant and Landlord, and no event has occurred and no condition exists, which with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

         7. No rent or other sum payable under the Lease has been paid more than one month in advance. A security deposit in the amount of $____________ was paid by Tenant to Landlord, and said security deposit has not been applied to the payment of any rent or other sums due to Landlord.

         8. The Monthly Base Rent presently payable under the Lease is $____________ upon which the Monthly Base Rent is due to change is
______________.

         9. Tenant has not received any notice from any third party or governmental authority alleging a violation of any law, rule, order or regulation pertaining its use or occupancy of the Premises.

         10. All notices and other communications from Tenant to Landlord, Contract Purchaser or to the Lender shall be in writing and shall be delivered or mailed by registered mail, postage paid, return receipt requested, addressed as follows:

                  If to Landlord, at:


                  -----------------------------------


                  -----------------------------------


                  -----------------------------------

                  If to Contract Purchaser, at:


                  -----------------------------------


                  -----------------------------------


                  -----------------------------------

                  If to Lender, at:


                  -----------------------------------


                  -----------------------------------

or at such other address as Landlord, Contract Purchaser, Lender or any successor, purchaser or transferee shall furnish to Tenant in writing.

         11. This Estoppel Certificate is being executed and delivered by Tenant with the intent and understanding that the above statements will be relied upon by Landlord, Contract Purchaser, Lender and their respective successors and assigns. This Certificate shall inure to the benefit of and be binding upon the parties named herein and their successors and assigns.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the day and year first above written.


                                           -------------------------------------


                                           By:
                                                --------------------------------

                                           Name:

                                           Title:
                                                   -----------------------------

                                   EXHIBIT H

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

                                   EXHIBIT H
                           SUBORDINATION, ATTORNMENT
                          AND NONDISTURBANCE AGREEMENT

         THIS SUBORDINATION, ATTORNMENT AND NONDISTURBANCE AGREEMENT (the "Agreement") is made as of ___________, 200__, by and between NORTHWEST FEDERAL CREDIT UNION, a Federally Charted Credit Union, ("Landlord"), whose address is c/o Robert Leonard, Vice President of Administration, 200 Spring Street, Herndon, Virginia, and ___________________, Tenant, with respect to the following Recitals:

                                    RECITALS

         A. Landlord is the owner of the real property described on Exhibit A-3 attached hereto, together with the improvements now or hereafter located thereon (collectively, the "Project").

         B. Tenant and Landlord have entered into that certain lease dated _________, 200_ (the "Lease"), pursuant to which Landlord leased to Tenant a portion of the Project more particularly described in the Lease (the "Leased Premises").

         C. The parties have requested the execution and delivery of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Subject to the terms and conditions of this Agreement, this Lease is subject and subordinate to the lien, provisions, operation and effect of all mortgages, deeds of trust, ground leases or other security instruments which may now or hereafter encumber the Building or the Land (collectively, "Mortgages"), to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof, all automatically and without the necessity of any action by either party hereto. Tenant shall at Landlord's request promptly execute any requisite or appropriate document confirming such subordination.

         2. In the event of (a) a transfer of Landlord's interest in the Building and/or Property, at Landlord's request, or (b) the purchase of the Building or the transfer of Landlord's interest therein at a foreclosure sale or by deed in lieu of foreclosure under any mortgage or pursuant to a power of sale contained in any mortgage, then in any of such events Tenant shall attorn to and recognize the transferee or purchaser of Landlord's interest, as Landlord under this Lease for the balance then remaining; of the Lease Tern, and thereafter this lease shall continue as a direct lease between such person, as "Landlord," and Tenant, as "Tenant," and such Landlord, and such transferee shall not be liable for any non-continuing act or omission of Landlord prior to such persons' succession to title, nor be subject to any offset, defense or counterclaim for non-continuing acts or omissions accruing prior to title, nor be bound by any payment of Monthly Base Rent or Additional Rent prior to such person's succession to title for more than one month in advance unless such prepayment shall be required pursuant to the Lease. Tenant agrees that, within five (5) days after written request therefor from Landlord, it shall, from time to time, execute and deliver any instrument or other document reasonably required by any mortgagee, transferee, purchaser or other interested person to confirm such attornment and/or such obligation to attorn.

         If a bona fide third party mortgagee requests reasonable modifications of this lease as a condition to financing for the Building or the underlying land, Tenant shall not unreasonably withhold its consent thereto provided that such modification shall not increase the monetary obligations of Tenant, or materially adversely affect any rights of Tenant or decrease the obligations of Landlord under this Lease.

         3. Any purchaser, transferee or mortgagee covenants and agrees that Tenant shall peaceably have, hold and enjoy the Premises without hindrance or interruption by purchaser, transferee or mortgagee, or any persons claiming by or through purchaser, transferee or mortgagee. Any purchaser, transferee or mortgagee will have the same remedies by entry, action or otherwise for the performance of any agreement contained in the Lease for the recovery of rent, for the commission of any waste or for any cause of forfeiture which Landlord had. From and after the time of such attornment, Tenant shall have the same remedies against purchaser, transferee or mortgagee for breach of agreement contained in the Lease that Tenant might have had against Landlord, except that the purchaser, transferee or mortgagee shall not be (i) liable for any non-continuing act or omission of Landlord, (ii) subject to any offsets or defenses for noncontinuing acts or omissions which Tenant might have had against Landlord, or (iii) bound by any Basic Rental or additional rent which Tenant might have paid more than one (1) month in advance to Landlord unless such prepayment shall be required pursuant to the Lease.

         In the event a mortgage is placed on the Building, Tenant shall be notified, and neither Tenant nor its successors or assigns shall (i) enter into any agreement which shall alter the lease term or rent payable under the Lease unless such modification is made with mortgagee's prior written consent; (ii) voluntarily surrender the Premises; or (iii) terminate the Lease other than pursuant to an existing termination option set forth in the Lease or a termination option subsequently added with the mortgagee's consent. Any agreement made in contravention of the provisions of this paragraph shall be of no force or effect as to mortgagee.

         The covenants and agreements contained herein shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective successors in interest and legal representatives (including, without limitation, a purchaser at foreclosure or transferee recipient of a deed in. lieu of foreclosure), except as otherwise provided above.

         WITNESS the hands and seals of the parties hereto:

WITNESS:                                   Northwest Federal Credit Union

                                           LANDLORD

                                           By:
------------------------------------             -------------------------------
                                                                          (Seal)


                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------


ATTEST:                                    Predictive Systems, Inc.
                                           TENANT

                                           By:
------------------------------------             -------------------------------
                                                                          (Seal)


                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------


State of Virginia)
                           ) ss,:
---------------------------------
County of Fairfax)

         I, __________________, a notary public for in and for the State and County aforesaid, do certify that ______________, whose name, as ___________ of NORTHWEST FEDERAL CREDIT UNION, is signed to the writing above, bearing date on the ____ day of _______, 2000, has acknowledged the same before me in the County aforesaid.

         Given under my hand and official seal this ___day of __________, 2000.

         My term of office expires on the ___ day of _____________________.



State of _________)
                           ) ss,:
---------------------------------
County of ___________)

         I, _________________, a notary public for in and for the State and County aforesaid, do certify that _________________, whose name, as _______________ of PREDICTIVE SYSTEMS, INC., is signed to the writing above, bearing date on the ___ day of ___________, 2000, has acknowledged the same before me in the Country aforesaid.

         Given under my hand and official seal this ___day of __________, 2000.

         My term of office expires on the ___ day of _____________________.



State of _________)
                           ) ss,:
---------------------------------
County of ___________)

                                   EXHIBIT I

      NET USABLE CALCULATION FOR 220 SPRING STREET PREPARED BY THE M GROUP

May 31, 2000

ADVANTIS
8133 Leesburg Pike
Suite 700
Vienna, VA 22182
ATTN:  Catherine Goodrich Miller

RE:      Area Calculations for 220 Spring Street

Dear Catherine:

The following usable areas were calculated for 220 Spring Street using CADD files provided by the base building architect.

                 Available Space & Credit Union Space - All Usable
                 -------------------------------------------------

         1st Floor        Available Space:                    12,621 usf
                          Credit Union Space:                  2,955 usf

         2nd Floor        Available Space:                    11,548 usf
                          Credit Union Space:                 11,316 usf

         3rd Floor        Available Space:                     9,347 usf
                          Credit Union Space:                 11,887 usf
         4th Floor        Available Space:                    24,602 usf
         5th Floor        Available Space:                    24,602 usf

                          TOTAL AVAILABLE:                    82,720 usf
                          TOTAL CREDIT UNION:                 26,158 usf
                                                              ----------

                          TOTAL AREA:                        108,878 USF

These calculations do not include: Dining, Conference, Exercise and Shipping & Receiving Areas.

Sincerely,



Mark Bowles

                                   EXHIBIT J

                          LANDLORD'S LETTER OF CREDIT

GENTLEMEN:

WE HEREBY ESTABLISH THIS IRREVOCABLE LETTER OF CREDIT (THE "LETTER OF CREDIT") FOR THE ACCOUNT OF ______________ IN THE INITIAL AGGREGATE AMOUNT OF ($________).

THE AMOUNT DESCRIBED ABOVE IS AVAILABLE BY YOUR DRAFT AT SIGHT, DRAWN ON US, AND ACCOMPANIED BY THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENTS, IF ANY, AND A SIGNED STATEMENT EXECUTED BY AN AUTHORIZED OFFICIAL OF THE BENEFICIARY STATING
THAT:

         "THERE EXISTS AN EVENT OF DEFAULT, AS DEFINED IN THAT CERTAIN DEED OF LEASE BETWEEN _____________________ AS LANDLORD, AND (`TENANT'), REGARDING SPACE IN THE BUILDING LOCATED AT ____________________________ (THE `LEASE'), ON THE PART OF THE TENANT UNDER THE LEASE AND WE ARE ENTITLED UNDER THE LEASE TO MAKE THIS DRAW."

ALL DRAFTS DRAWN HEREUNDER MUST BE PRESENTED AT FIRST UNION. WE HEREBY AGREE WITH YOU THAT DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS CREDIT SHALL BE DULY HONORED IF PRESENTED TOGETHER WITH DOCUMENT(S) AS SPECIFIED ABOVE AND THE ORIGINAL OF THIS CREDIT ON OR BEFORE THE ABOVE STATED EXPIRY DATE. DRAFT(S) DRAWN UNDER THIS CREDIT MUST SPECIFICALLY REFERENCE OUR CREDIT NUMBER.

DOCUMENTS MAY BE PRESENTED AT EITHER OF OUR FOLLOWING LOCATIONS:

INTERNATIONAL DIVISION      - OR -     INTERNATIONAL DIVISION       - OR -
1970 CHAIN BRIDGE ROAD                 740 15TH STREET, N.W.
5TH FLOOR,                             WASHINGTON, DC 20005
MCLEAN, VA 22102-4099

INTERNATIONAL DIVISION      - OR -     INTERNATIONAL DIVISION
8739 RESEARCH DRIVE, VRP4              7 N. EIGHT STREET
CHARLOTTE, NC 28262                    1ST FLOOR
                                       RICHMOND, VA 23219



          CONTINUED ON NEXT PAGE WHICH FORMS AN INTEGRAL PART OF THIS
                                LETTER OF GREDIT

EACH DRAFT MUST STATE THAT IT IS "DRAWN UNDER FIRST UNION IRREVOCABLE LETTER OF CREDIT NO. ___________________________, AND THE AMOUNT OF EACH SUCH DRAFT, MUST BE ENDORSED ON THIS LETTER OF CREDIT. THIS LETTER OF CREDIT MUST BE ATTACHED TO THE DRAFT WHEN THE CREDIT AVAILABLE HEREUNDER IS EXHAUSTED.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT WRITTEN AMENDMENT FOR ONE YEAR FROM THE PRSENT OR ANY FUTURE EXPIRY DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO SUCH EXPIRATION DATE, WE NOTIFY YOU IN WRITING AT THE ABOVE ADDREES VIA OVERNIGHT COURIER THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT FOR ANY SUCH

UPON SUCH WRITTEN NOTICE TO YOU AS IS DESCRIBED IN THE ABOVE PARAGRAPH, YOU MAY DRAW DRAFTS ON US ON THE DATE UPON WHICH THIS LETTER OF CREDIT AND THE STATEMENT REFERRED TO BELOW ARE RECEIVED BY US. AFTER WE .HAVE RECEIVED FROM THE BENEFICIARY A NOTICE OF DRAWING, ACCOMPANIED BY A SIGNED STATEMENT EXECUTED BY AN AUTHORIZED OFFICIAL OF THE BENEFICIARY STATING THAT;

         "THE AMONT OF THIS DRAWING UNDER THIS LETTER OF CREDIT REPRESENTS FUNDS DUE US BECAUSE (A) WE HAVE RECEIVED NOTICE FROM FIRST UNION OF ITS DECISION NOT TO EXTEND IRREVOCABLE LETTER OF CREDIT NO. SM410467C FOR AN ADDITIONAL PERIOD AND THE TENANT HAS FAILED TO GIVE THE BENEFICIARY A REPLACEMENT LETTER OF CREDIT TO SATISFY THE TENANT'S LETTER OF CREDIT OBLIGATION UNDER THE LEASE OR (B) IRREVOCABLE LETTER OF CREDIT ___________ WOULD EXPIRE DURING THE PENDENCY OF ANY LITIGATION TO DETERMINE WHETHER A DEFAULT (AS SUCH TERM IS DEFINED IN THE LEASE) HAS OCCURRED."

THIS LETTER OF CREDIT IS NON-TRANSFERRABLE EXCEPT TO ANY PARTY WHICH ACGUIRES THE INTEREST OF BENEFICIARY IN THE LEASE AND SO ADVISES US IN WRITINGS. IF THE LETTER OF CREDIT IS TO BE TRANSFERRED, WE SHALL NOT RECOGNIZE ANY TRANSFER OF THE CREDIT UNTIL AN EXECUTED TRANSFER REQUEST IN A FORM SUITABLE TO US, BEARING CERTIFICATION BY YOUR BANKERS THAT THE SIGNATURE IS VALID, IS FILED WITH US, NOTICE OF THE TRANSFER ENDORSED ON THE REVERSE OF THIS CREDIT BY US, AND OUR CUSTOMARY FEE OF 1/4 OF 1 PCT MINIMUM FEE $200.00 IS PAID.

WE HEREBY AGREE THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE HONORED UPON PRESENTATION IN ACCORDANCE WITH THE TERMS AND CONDITIONS HEREOF.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, ESTABLISHED BY THE INTERNATIONL CHAMBER OF COMMERCE, AS IN EFFECT ON THE DATE OF ISSUANCE OF THIS CREDIT.


-------------------------
AUTHORIZED SIGNATURE
FIRST UNION NATIONAL BANK


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

                                   EXHIBIT K

                              TENANT'S COMPETITORS

                                    Netedgy
                                   Thrupoint
                                    Winward
                                    Inotech
                                      KPMG


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

                                   EXHIBIT L

                                 HBE FEE LETTER


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

                                   EXHIBIT L

HBE Financial Facilities

Division of HBE Corporation, 11330 Olive Blvd., St. Louis, Missouri, 63141
(314) 567-9000  Fax. (314) 587-0602  www.hbecorp.com/financial
                                     -------------------------


June 30, 2000



Mr. Robert Leonard
Vice President Administration
Northwest Federal Credit Union
200 Sprints Street
Herndon, Virginia  20170-5209

RE:  Tenant Finish

Dear Mr. Leonard:

This will confirm out conversion regarding the costs for tenant finish, which are follows:

         Architectural Production Drawings (does not    $1.00/SF of tenant space
         include interior design services for such things as specialty millwork, raised floor computer rooms, secured areas, or furniture acquisition)

         Mechanical, Plumbing and Electrical Design     $.75/SF of tenant space
         and Production

         Overhead, Profit and General Conditions        12% (of total cost)
         (based on all subcontractors or HBE,
         including all taxes and insurance)

         Change orders will be billed based on all costs, plus 15% for overhead and profit.
         Additional design services (architectural, mechanical, electrical, plumbing will be billed on an hourly rate of $100.00/hour plus expenses.

Please call if you have any questions.

Sincerely,

HBE FINANCIAL FACILITIES



Paul R. Barrah
Executive Vice President

cc:  Messrs. Kerry Deacon, Rocky Gaal, Clarence Steele, Steve Paquette - HBE


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